                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER



                         Dated as of February 13, 1997


                                  By and Among


                            OPPENHEIMER GROUP, INC.
                          OPPENHEIMER FINANCIAL CORP.

                                      and

                              PIMCO ADVISORS L.P.
                          THOMSON ADVISORY GROUP INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                                Page
                                                                                ----
RECITALS........................................................................   1

ARTICLE I.  DEFINITIONS.........................................................   1
            -----------
     Section 1.1. Definitions...................................................   1
                  -----------

ARTICLE II.  THE MERGER.........................................................  10
             ----------
     Section 2.1.  The Merger...................................................  10
                   ----------
     Section 2.2. Merger Consideration..........................................  10
                  --------------------
     Section 2.3. Exchange of Certificates......................................  11
                  ------------------------
     Section 2.4. Final Distribution............................................  11
                  ------------------

ARTICLE III.  CLOSING...........................................................  13
              -------
     Section 3.1. Closing.......................................................  13
                  -------
     Section 3.2. Closing Deliveries............................................  13
                  ------------------

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF OPFIN............................  14
             ---------------------------------------
     Section 4.1. Organization and Related Matters..............................  14
                  --------------------------------
     Section 4.2. Authority; No Violation.......................................  14
                  -----------------------
     Section 4.3. Consents and Approvals........................................  15
                  ----------------------
     Section 4.4.  Regulatory Documents.........................................  15
                   --------------------
     Section 4.5. Capitalization................................................  16
                  --------------
     Section 4.6. Financial Statements; Assets and Liabilities of Opgroup and
                  -----------------------------------------------------------
          Advantage Advisers....................................................  16
          ------------------
     Section 4.7. Ineligible Persons............................................  17
                  ------------------
     Section 4.8. Material Contracts............................................  18
                  ------------------
     Section 4.9. Legal Proceedings.............................................  18
                  ------------------
     Section 4.10. Permits and Applicable Law...................................  18
                   ---------------------------
     Section 4.11. Insurance....................................................  19
                   ----------
     Section 4.12. Labor and Employment Matters.................................  19
                   -----------------------------
     Section 4.13. Employee Benefit Plans; ERISA................................  19
                   -----------------------------
     Section 4.14. Intellectual Property........................................  20
                   ----------------------
     Section 4.15. Taxes........................................................  20
                   ------
     Section 4.16. Investment Companies, Managed Account Clients, Distributors,
                   ------------------------------------------------------------
          Etc...................................................................  22
          ----
     Section 4.17. Bringdown....................................................  23
                   ----------
     Section 4.18. Investment Company Status....................................  23
                   --------------------------
     Section 4.19. Brokers......................................................  24
                   --------
     Section 4.20. Additional Fund Representations..............................  24
                   --------------------------------


ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF TAG................................  24
            -------------------------------------
     Section 5.1. Organization and Related Matters...............................  24
                  --------------------------------
     Section 5.2. Authority; No Violation........................................  24
                  -----------------------
     Section 5.3. Consents and Approvals.........................................  25
                  ----------------------
     Section 5.4. Regulatory Documents...........................................  25
                  --------------------
     Section 5.5. Capitalization.................................................  26
                  --------------
     Section 5.6. Financial Statements...........................................  26
                  --------------------
     Section 5.7. Material Contracts.............................................  27
                  ------------------
     Section 5.8. Brokers........................................................  27
                  -------
     Section 5.9. Legal Proceedings..............................................  27
                  -----------------
     Section 5.10. Permits and Applicable Law....................................  28
                   --------------------------
     Section 5.11. Insurance.....................................................  28
                   ---------
     Section 5.12. Intellectual Property.........................................  28
                   ---------------------
     Section 5.13. Taxes.........................................................  28
                   -----
     Section 5.14. Section 15 of the Investment Company Act......................  30
                   ----------------------------------------
     Section 5.15. No Material Adverse Effect....................................  30
                   --------------------------
     Section 5.16. Bringdown.....................................................  30
                   ---------

ARTICLE VI.   REPRESENTATIONS AND WARRANTIES OF PIMCO ADVISORS...................  30
              ------------------------------------------------
     Section 6.1. Organization...................................................  30
                  ------------
     Section 6.2. Authority; No Violation........................................  30
                  -----------------------
     Section 6.3. Consents and Approvals.........................................  31
                  ----------------------
     Section 6.4. Regulatory Documents...........................................  31
                  --------------------
     Section 6.5. Capitalization.................................................  32
                  --------------
     Section 6.6. Financial Statements...........................................  32
                  --------------------
     Section 6.7. Ineligible Persons.............................................  33
                  ------------------
     Section 6.8. Material Contracts.............................................  33
                  ------------------
     Section 6.9. No Broker......................................................  33
                  ---------
     Section 6.10. Legal Proceedings.............................................  33
                   -----------------
     Section 6.11. Permits and Applicable Law....................................  34
                   --------------------------
     Section 6.12. Insurance.....................................................  34
                   ---------
     Section 6.13. Labor and Employment Matters..................................  34
                   ----------------------------
     Section 6.14. Employment Benefit Plans; ERISA...............................  35
                   -------------------------------
     Section 6.15. Intellectual Property.........................................  35
                   ---------------------
     Section 6.16. Taxes.........................................................  36
                   -----
     Section 6.17. Investment Companies, Managed Account Clients, Distributors,
                   -----------------------------------------------------------
          Etc....................................................................  36
          ----
     Section 6.18. Section 15 of the Investment Company Act......................  37
                   ----------------------------------------
     Section 6.19. No Material Adverse Effect....................................  37
                   --------------------------

ARTICLE VII.  COVENANTS..........................................................  38
              ---------
     Section 7.1. Conduct of Business............................................  38
                  -------------------
     Section 7.2. Section 15 of the Investment Company Act; Opfin Covenants......  39
                  ---------------------------------------------------------
     Section 7.3. Non-Investment Company Advisory Agreement Consents.............  40
                  --------------------------------------------------
     Section 7.4. Insurance......................................................  41
                  ---------

     Section 7.5. Section 15 of the Investment Company Act; TAG and PIMCO
                  -------------------------------------------------------
          Advisors Covenants......................................................  41
          ------------------
     Section 7.6. Further Assurances..............................................  42
                  ------------------
     Section 7.7. Efforts of Parties to Close.....................................  42
                  ---------------------------
     Section 7.8. Announcements...................................................  42
                  -------------
     Section 7.9. Access, Certain Communications..................................  43
                  ------------------------------
     Section 7.10. Regulatory Matters; Third Party Consents.......................  43
                   ----------------------------------------
     Section 7.11. Notification of Certain Matters................................  44
                   -------------------------------
     Section 7.12. Expenses.......................................................  45
                   --------
     Section 7.13. Transition Agreement...........................................  45
                   --------------------
     Section 7.14. Spin-Off.......................................................  45
                   --------
     Section 7.15. Opfin Actions..................................................  45
                   -------------
     Section 7.16. Closing Date Balance Sheets....................................  46
                   ---------------------------
     Section 7.17. Brokers........................................................  46
                   -------
     Section 7.18. Advantage Advisers and Opgroup at Closing......................  46
                   -----------------------------------------
     Section 7.19. Spin-Off.......................................................  47
                   --------
     Section 7.20 Certain Pre-Closing Matters.....................................  47
                  ---------------------------

ARTICLE VIII.  CONDITIONS TO CLOSING..............................................  47
               ---------------------
     Section 8.1. Conditions to TAG's Obligations.................................  47
                  -------------------------------
     Section 8.2. Conditions to Opfin's and Opgroup's Obligations.................  50
                  -----------------------------------------------
     Section 8.3. Mutual Conditions...............................................  51
                  -----------------

ARTICLE IX.  ACTIONS SUBSEQUENT TO THE MERGER.....................................  52
     Section 9.1. Formation of New PIMCO Advisors Investment Management
                  -----------------------------------------------------
          Subsidiary..............................................................  52
          -----------
     Section 9.2. PIMCO Advisors Restructuring....................................  52
                  ----------------------------
     Section 9.3. Additional Fund Related Covenants...............................  53
                  ---------------------------------
     Section 9.4. Continuing Covenants............................................  53
                  --------------------
     Section 9.5. Supplemental IRS Rulings........................................  54
                  ------------------------

ARTICLE X.  INDEMNIFICATION.......................................................  55
            ---------------
     Section 10.1. Indemnification by PIMCO Advisors and TAG......................  55
                   -----------------------------------------
     Section 10.2. Indemnification by Opfin.......................................  55
                   ------------------------
     Section 10.3. Monetary Limitation............................................  56
                   -------------------
     Section 10.4. Nature and Survival; Time Limits...............................  56
                   --------------------------------
     Section 10.5. Limitation on Remedies.........................................  57
                   ----------------------
     Section 10.6. General Provisions.............................................  57
                   ------------------

ARTICLE XI.  TERMINATION/SURVIVAL.................................................  59
             --------------------
     Section 11.1. Termination....................................................  59
                   -----------
     Section 11.2. Survival After Termination.....................................  60
                   --------------------------

ARTICLE XII.  MISCELLANEOUS.......................................................  60
              -------------
     Section 12.1. Limitation on Liability........................................  60
                   -----------------------
     Section 12.2. No Right of Set Off............................................  61
                   -------------------
     Section 12.3. Amendments; Waiver.............................................  61
                   ------------------

     Section 12.4. Entire Agreement...............................................  61
                   ----------------
     Section 12.5. Interpretation.................................................  61
                   --------------
     Section 12.6. Severability...................................................  62
                   ------------
     Section 12.7. Notices........................................................  62
                   -------
     Section 12.8. Binding Effect; No Third Party Beneficiaries; No Assignment....  63
                   -----------------------------------------------------------
     Section 12.9. Counterparts...................................................  63
                   ------------
     Section 12.10. Governing Law.................................................  63
                    -------------
     Section 12.11. WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES.....................  64

ANNEX A:    Description of Spin-Off
ANNEX B:    Form of Opgroup Shareholder Certificate
ANNEX C:    Form of License Agreement
ANNEX D:    Form of Amended and Restated Certificate of Incorporation
ANNEX E:    Form of Contribution Agreement
ANNEX F:    Form of Registration Rights Agreement
ANNEX G:    Form of Keepwell Agreement
ANNEX H:    Description of Restructuring
ANNEX I:    Form of Transition Agreement
ANNEX J:    Tax Indemnity Agreement
ANNEX K:    Form of Assumption and Assignment Agreement
ANNEX L:    Form of Proxy
ANNEX M:    Form of PIMCO Purchase Agreement
ANNEX N:    Matters to be included in IRS Ruling
ANNEX O:    Covenant Regarding New TAG Trust
ANNEX P:    Covenant Regarding Opfin Trust

                         AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of February 13, 1997, by and among Oppenheimer Group, Inc., a Delaware corporation ("Opgroup"), Oppenheimer Financial Corp., a Delaware corporation ("Opfin"), PIMCO Advisors L.P., a Delaware limited partnership ("PIMCO Advisors"), and Thomson Advisory Group Inc., a Delaware corporation ("TAG").

                                    RECITALS

          WHEREAS, Opfin and Opgroup propose to engage in a series of transactions which will result in (i) Opgroup owning all of the stock of Advantage Advisers, Inc., a Delaware corporation ("Advantage Advisers"), and none of the stock of Opfin and being indebted to Oppenheimer Capital, L.P., a Delaware limited partnership ("Opcap LP"), and (ii) Advantage Advisers owning the Advantage Advisers Business (as defined below) and a 1% general partner interest in Opcap LP and a general partner interest in Oppenheimer Capital, a Delaware general partnership ("Opcap") (collectively, the "Interests"); and

          WHEREAS, PIMCO Advisors, TAG, Opfin and Opgroup desire that, following the consummation of such transactions, Opgroup merge with and into TAG, on the terms and conditions set forth in this Agreement.

          NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:

                                   ARTICLE 1.


                                  DEFINITIONS
                                  -----------

          Section 1.1.  Definitions.
                        -----------

          For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Acceptable IRS Ruling" shall mean an IRS Ruling pertaining to the Spin-Off, the form and substance of which are approved by Opgroup and PIMCO Advisors, which approvals shall not unreasonably be withheld.

          "Advantage Advisers" has the meaning set forth in the Recitals to this Agreement.

          "Advantage Advisers Business" shall mean the business of sponsoring, managing and advising for compensation the Advantage Advisers Funds.

          "Advantage Advisers Funds" shall mean the funds set forth on Schedule 1.1(a).

          "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

          "Advisory Agreement" shall mean any agreement with respect to the provision of investment advisory services as provided in the Advisers Act.

          "Affiliate" shall mean any individual, partnership, corporation, entity or other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

          "Agreement" shall mean this Agreement, as it may hereafter be amended.

          "Applicable Law" with respect to a Person, shall mean any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement applicable to such Person or any of its Affiliates, or to its or their properties or assets.

          "Assumption and Assignment Agreement" shall mean that certain Assumption and Assignment Agreement between Opfin and Advantage Advisers, in the form attached hereto as Annex K.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the State of New York are permitted or required to be closed for regular banking business.

          "Capitalized Lease Obligations" means, at any time any determination thereof is to be made, the amount of the liability in respect of a lease of any property (whether real, personal or mixed) which should be capitalized on the balance sheet of the lessee in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and any warrants or options to acquire such capital stock.

          "Class A Units" shall mean the Class A units of limited partner interest of PIMCO Advisors.

          "Class B Units" shall mean the Class B units of limited partner interest of PIMCO Advisors.

          "Closing" shall mean the completion of the transactions contemplated by Articles II and III of this Agreement.

          "Closing Date" shall mean the date of the Closing.

          "Closing Date Balance Sheets" has the meaning set forth in Section
7.16.

          "Closing Valuation Date" shall mean the date four calendar days prior to the Closing Date unless such date is not a Business Day, in which event such date shall be the Business Day next preceding the fourth preceding calendar day.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

          "DGCL" has the meaning set forth in Section 2.1.

          "Effective Time" shall mean the time at which the certificate of merger of the Merger is duly filed with the Secretary of State of the State of Delaware (or such other time as may be specified in such certificate of merger).

          "Encumbrance" shall mean any lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and class exemptions of the Department of Labor thereunder.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

          "GAAP" shall mean generally accepted accounting principles as used in the United States of America, as in effect at the time any applicable financial statements were prepared.

          "Governmental Authority" shall mean any government (domestic or foreign), any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the SEC, the Commodity Futures Trading Commission or any other government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the New York Stock Exchange and the National Association of Securities Dealers, Inc.).

          "GP Unit" has the meaning set forth in Section 6.5.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Identified Funds" shall mean, collectively: (i) the Advantage Advisers Funds, (ii) OCC Cash Reserves, Inc. and (iii) OCC Accumulation Trust.

          "Indemnified Claim" has the meaning set forth in Section 10.6(a).

          "Indemnified Party" has the meaning set forth in Section 10.6(a).

          "Indemnifying Party" has the meaning set forth in Section 10.6(a).

          "Interested Director" has the meaning set forth in Section 8.1(n).

          "Interests" has the meaning set forth in the Recitals to this Agreement.

          "Investment Company" shall have the meaning provided in the Investment Company Act.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

          "IRS" shall mean the Internal Revenue Service.

          "IRS Ruling" has the meaning set forth in Section 7.10(c).

          "IRS Ruling Request" has the meaning set forth in Section 7.10(c).

          "IRS Submission" has the meaning set forth in Section 7.10(c).

          "Keepwell Agreement" has the meaning set forth in Section 8.2(j).

          "License Agreement" has the meaning section for in Section 8.1(i).

          "Losses" has the meaning set forth in Section 10.6(g).

          "Merger" has the meaning set forth in Section 2.1.

          "New TAG Preferred" has the meaning set forth in Section 2.2.

          "New TAG Preferred Underlying Units" has the meaning set forth in
Section 8.2(h).

          "Offshore Investment Company" shall mean an Investment Company organized under the laws of a jurisdiction other than the United States.

          "OFI" shall mean Oppenheimer Funds, Inc. (formerly Oppenheimer Management Corporation).

          "OFI Contingent Payments" shall mean the "Initial Payment" and the "Exchange Payment" from OFI to Opcap under the terms of the OFI/Opcap Letter Agreement.

          "OFI/Opcap Letter Agreement" shall mean that certain letter agreement, dated August 17, 1995, and as amended to date by and among Opcap, Quest for Value Advisors and Quest for Value Distributors, as sellers, and OFI, as buyer.

          "Opcap" has the meaning set forth in the Recitals to this Agreement.

          "Opcap Balance Sheets" has the meaning set forth in Section 4.6(a).

          "Opcap Interest" shall mean the Interest which is the managing general partner interest in Opcap.

          "Opcap LP" has the meaning set forth in the Recitals to this Agreement.

          "Opcap LP Interest" shall mean the Interest which is the general partner interest in Opcap LP.

          "Opco LP" shall mean Oppenheimer & Co., L.P., a Delaware limited partnership.

          "Opfin" has the meaning set forth in the first paragraph of this Agreement.

          "Opfin Consolidated Net Worth," means, as at any date of determination, the Capital Stock and additional paid-in capital, and retained earnings (or minus accumulated deficit) of Opfin and its Subsidiaries on a consolidated basis, all as determined in accordance with GAAP.

          "Opfin Indebtedness" means, with respect to Opfin on a stand-alone basis, all (i) indebtedness for borrowed money, (ii) Capitalized Lease Obligations, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than any balance that constitutes an accrued expense or trade payable), (iv) obligations owed for all or any part of the deferred purchase price of property or services which have been rendered which purchase price is (y) due more than one year from the date of incurrence of the obligation in respect thereof, or
(z) evidenced by a note or similar written instrument, in each case except any such obligation that constitutes an accrued expense or trade payable, (v) indebtedness secured by any Encumbrance on any property or asset owned or held by Opfin regardless of whether the indebtedness secured thereby shall have been assumed by Opfin or is non-recourse to the credit of Opfin, (vi) reimbursement obligations and other liabilities of Opfin with respect to letters of credit issued for Opfin's account, in each case if and to the extent any of the foregoing items (i)-(v) would appear as a liability upon balance sheet of Opfin prepared on a stand-alone basis in accordance with GAAP, and (vii) items of the type described in any of clauses (i)-(vi) above guaranteed by Opfin.

          "Opfin's Opcap Share" has the meaning set forth in Section 2.4(c).

          "Opfin's Opcap LP Share" has the meaning set forth in Section 2.4(c).

          "Opfin Trust" has the meaning set forth in Section 8.1(v).

          "Opgroup," as used in this Agreement, shall mean solely Oppenheimer Group, Inc. on a stand-alone basis, exclusive of (x) its subsidiaries or affiliates and (y) the brokerage business conducted by Oppenheimer & Co., Inc.

          "Opgroup Benefit Plan" has the meaning set forth in Section 4.13.

          "Opgroup Business" shall mean (i) the Advantage Advisers Business,
(ii) the business of acting as sole general partner of Opcap LP and managing general partner of Opcap after the Closing and (iii) the Oppenheimer Capital Business.

          "Opgroup Class A Common Stock" has the meaning set forth in Section
2.2.

          "Opgroup Class B Common Stock" has the meaning set forth in Section
2.2.

          "Opgroup Common Stock" has the meaning set forth in Section 4.5.

          "Opgroup Distribution Contract" has the meaning set forth in Section 4.16(e).

          "Opgroup Equities Note" shall mean the 10% note due 2012, in the principal amount of $32,193,000, issued by Oppenheimer Equities Inc., a Delaware corporation, to Opcap LP.

          "Opgroup Indemnitees" has the meaning set forth in Section 10.1.

          "Opgroup Intellectual Property" has the meaning set forth in Section 4.14.

          "Opgroup Investment Company Client" shall mean any Opgroup Public Investment Company Client, Opgroup Private Investment Company Client or Opgroup Offshore Investment Company Client.

          "Opgroup's Knowledge" or "to the Knowledge of Opgroup" shall mean only the knowledge after due inquiry of Roger W. Einiger, Nathan Gantcher, Stephen Robert, Joseph M. La Motta, George Long, Kenneth Mortensen, Sheldon Siegel and Thomas Duggan.

          "Opgroup Managed Account Client" shall mean any Person, other than an Investment Company, for or in respect of which any Opgroup Subsidiary provides investment advisory or similar services (including, without limitation, investment sub-advisory services).

          "Opgroup Material Adverse Effect" shall mean any matter or matters affecting Opgroup or any Opgroup Subsidiary that has or reasonably could be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Opgroup (after taking into account the Spin-Off) and the Opgroup Subsidiaries, taken as a whole, or on the ability of Opgroup to complete the Closing or the Spin-Off; provided, however, that a claim or action by OFI arising under that certain Agreement Not to Compete dated as of November 22, 1995 or that certain License Agreement dated November 25, 1995 shall not be considered an Opgroup Material Adverse Effect; and provided further, that a decline in Opcap Run-Rate Revenues for any reason between the date hereof and the Closing Valuation Date of less than or equal to 20% shall not be considered in determining whether there has been an Opgroup Material Adverse Effect (it being agreed that this exclusion shall not be considered in any determination of whether any event or events other than a decline in Opcap Run-Rate Revenues (or a related market downturn) constitutes an Opgroup Material
Adverse Effect).   For purposes of calculating any decline in Opcap Run-Rate
Revenues, the first $3.0 million of any such decline attributable to the termination and sale of the Dual Purpose Fund shall be disregarded.

          "Opgroup Material Contract" has the meaning set forth in Section 4.8.

          "Opgroup Offshore Investment Company Client" shall mean each Offshore Investment Company for or in respect of which any Opgroup Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

          "Opgroup Private Investment Company Client" shall mean each Private Investment Company for or in respect of which any Opgroup Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

          "Opgroup Public Investment Company Client" shall mean each Public Investment Company for or in respect of which any Opgroup Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services); provided, that for purposes of Sections 7.2(a) and 7.3, the Persons listed on Schedule 1.1(b) shall be deemed not to be Opgroup Public Investment Company Clients; and provided, further, that, for all purposes
                                       --------  -------  ----
of this Agreement, none of the persons listed on Schedule 1.1(c) shall be deemed to be an Opgroup Public Investment Company Client.

          "Opgroup Shareholders" shall mean the holders of Opgroup Class A Common Stock and Opgroup Class B Common Stock immediately prior to the Merger.

          "Opgroup Subsidiary" shall mean each of Advantage Advisers, Opcap LP, Opcap, Opcap Advisors, OCC Distributors, Oppenheimer Capital Limited, Oppenheimer Capital Trust Company and AMA Investment Advisers, L.P.

          "Oppenheimer Capital Business" shall mean the business of providing investment advice for compensation and related services, as conducted on the date of this Agreement by Opcap and its subsidiaries.

          "PAI" has the meaning set forth in Annex H.

          "PAI Preferred Stock" has the meaning set forth in Annex H.

          "Permits" shall mean licenses, franchises, permits, registrations and authorizations of any Governmental Authority.

          "Person" shall mean any individual, corporation, partnership (limited or general), limited liability company, joint venture, association, trust or other entity.

          "PIMCO Advisors" has the meaning set forth in the first paragraph of this Agreement.

          "PIMCO Advisors Balance Sheets" has the meaning set forth in Section 6.6.

          "PIMCO Advisors Benefit Plan" has the meaning set forth in Section 6.14(a).

          "PIMCO Advisors Distribution Contract" has the meaning set forth in
Section 6.17(e).

          "PIMCO Advisors Investment Company Client" shall mean any PIMCO Advisors Public Investment Company Client, PIMCO Advisors Private Investment Company Client or PIMCO Advisors Offshore Investment Company Client.

          "PIMCO Advisors' Knowledge" or "to the Knowledge of PIMCO Advisors" shall mean only the knowledge after due inquiry of William Cvengros, William Thompson, Robert Fitzgerald, Kenneth Poovey and Richard Weil.

          "PIMCO Advisors Managed Account Client" shall mean any Person, other than an Investment Company, for or in respect of which PIMCO Advisors and any PIMCO Advisors Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

          "PIMCO Advisors Material Contract" has the meaning set forth in
Section 6.8.

          "PIMCO Advisors Material Client" has the meaning set forth in Section 6.17.

          "PIMCO Advisors Offshore Investment Company Client" shall mean each Offshore Investment Company for or in respect of which PIMCO Advisors or any PIMCO Advisors Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

          "PIMCO Advisors Private Investment Company Client" shall mean each Private Investment Company for, or in respect of which, PIMCO Advisors or any PIMCO Advisors Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

          "PIMCO Advisors Public Investment Company Client" shall mean each Public Investment Company for or in respect of which PIMCO Advisors or any PIMCO Advisors Subsidiary provides investment advisory or similar services (including, without limitation, sub-investment advisory services).

          "PIMCO Advisors Purchase Agreement" shall mean that certain agreement of PIMCO Advisors regarding the purchase of the shares of New TAG Preferred under certain circumstances in the form of Annex M.

          "PIMCO Advisors Subsidiary" shall mean each of Pacific Investment Management Company, Parametric Portfolio Associates, Cadence Capital Management, NFJ Investment Group, Blairlogie Capital Management, Columbus Circle Investors and PIMCO Funds Distribution Company.

          "PIMCO Indemnitees" has the meaning set forth in Section 10.2.

          "PIMCO Partners" shall mean PIMCO Partners, G.P., a California general partnership.

          "Pre-Closing Taxable Period" shall mean any Taxable Year that ends on or before the Closing Date.

          "Present Value Benefit" shall mean the present value (based on a discount rate equal to the short-term applicable federal rate as determined under Section 1274(d) of the Code at the time of determination, and assuming that the Indemnified Party will be liable for Taxes at all relevant times at the maximum marginal rates) of any income tax benefit; provided, however, that the tax rates applicable to a partnership shall be deemed to be those applicable to a Subchapter C corporation.

          "Private Investment Company" shall mean an Investment Company, other than an Offshore Investment Company, that would be an investment company, as defined in the Investment Company Act, but for the exception contained in
Section 3(c)(1) or Section 3(c)(7) of that Act.

          "Public Investment Company" shall mean an Investment Company, other than a Private Investment Company or an Offshore Investment Company.

          "Registration Rights Agreement" has the meaning set forth in Section 8.2(i).

          "Regulatory Documents" shall mean all (i) Forms ADV (and amendments thereto), (ii) Forms BD (and amendments thereto), (iii) forms filed under the Exchange Act (other than Forms 3, 4, and 5 or Schedules 13D, 13F or 13G) and
(iv), with respect to an Opgroup Public Investment Company Client, Registration Statements on Form N-1A under the Investment Company Act.

          "Relevant Entities" has the meaning set forth in Section 7.5.

          "Restructuring" has the meaning set forth in Section 9.2.

          "Run-Rate Revenues" with respect to a Person at a particular date shall mean revenues calculated by multiplying such Person's assets under management at such date by the applicable management fee rates (reflective of any discounts and excluding any performance fees) then in effect for such assets.

          "SBAM Funds" has the meaning set forth in Section 7.2(b).

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

          "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act; the Advisers Act; the Commodity Exchange Act and the rules under such Acts; and state securities and commodities laws; and, with respect to the issuance of interests of any Offshore Investment Company, the securities laws of any jurisdiction in which interests of such company are offered or sold.

          "Spin-Off" shall mean that series of transactions described in Annex A hereto.

          "Straddle Quarter" has the meaning set forth in Section 2.4.

          "Subsidiary" has the meaning set forth in Regulation S-X promulgated under the Securities Laws.

          "TAG" has the meaning set forth in the first paragraph hereof and includes any direct or indirect successor.

          "TAG Contribution Agreement" has the meaning set forth in Section 8.2(h).

          "TAG's Knowledge" or "to the Knowledge of TAG" shall mean only the knowledge after due inquiry of Donald Miller, Khanh Tran, William Cvengros, William Thompson, Robert Fitzgerald, Kenneth Poovey and Richard Weil.

          "TAG Material Adverse Effect" shall mean any matter or matters affecting TAG, PIMCO Advisors or any PIMCO Advisors Subsidiary that has or have or could reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of TAG, PIMCO Advisors and PIMCO Advisors' investment management partnerships taken as a whole or on the ability of TAG to complete the Closing.

          "TAG Material Contract" has the meaning set forth in Section 5.7.

          "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies
           ---      -----
or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, gains, ad valorem, value added, transfer, franchise, profits, inventory, goods and services, capital stock, license, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, documentary stamp, occupation, property, mortgage recording and estimated taxes, together with any interest, penalties, or additions thereto imposed by any governmental taxing authority (domestic or foreign).

          "Tax Indemnity Agreement" shall mean the agreement dated as of the Closing among Opfin, Opgroup, PIMCO Advisors and TAG covering the responsibility for Taxes for periods (or the portion thereof) ending before the Closing and Taxes that may result from the Spin-Off, substantially in the form of Annex J.

          "Tax Return" shall mean any return, report, information statement, schedule or other document (including any related or supporting information) with respect to Taxes required to be provided to any Governmental Authority, and any amendments thereof.

          "Taxable Year" shall mean, with respect to any Tax of any taxpayer, the period, for applicable federal, state, local or foreign Tax purposes, for which such Tax is computed.

          "Transaction Document" shall mean any agreement delivered hereunder or contemplated hereby, including but not limited to the License Agreement, the Registration Rights Agreement, the Keepwell Agreement, the TAG Contribution Agreement, the Transition Agreement, the PIMCO Advisors Purchase Agreement and the Tax Indemnity Agreement.

          "Transition Agreement" has the meaning set forth in Section 7.13.

          "Trust" shall mean the trust established under that certain Declaration of Trust, to be entered into after the date hereof, between the Opgroup Shareholders and the persons named therein as trustees.

          "Trust Covenants" has the meaning set forth in Section 8.1(w).

          "Trustees" shall mean the Trustees under the Trust.

          "Value Advisors" has the meaning set forth in Section 9.1.

          "Warrant Agreement" shall mean that certain Warrant Agreement dated March 18, 1986, as amended, by and among Opco LP, Opgroup and the other parties thereto.

                                   ARTICLE II.

                                   THE MERGER
                                   ----------

          Section 2.1.  The Merger.
                        ----------

          Subject to the terms and conditions of this Agreement, at the Effective Time, Opgroup shall be merged with and into TAG in accordance with this Agreement and the separate corporate existence of Opgroup shall thereupon cease (the "Merger"). TAG shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

          Section 2.2.  Merger Consideration.
                        --------------------

               (a) At the Effective Time, each share of Class A Common Stock, $.01 par value, of Opgroup (the "Opgroup Class A Common Stock") and each share of Class B Common Stock, $.01 par value, of Opgroup (the "Opgroup Class B Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 2.554825 shares (subject to adjustment as provided below) of Series C Cumulative Convertible Preferred Stock, $.01 par value, of TAG ("New TAG Preferred"). As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Opgroup Class A Common Stock and Opgroup Class B Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Opgroup Class A Common Stock and Opgroup Class B Common Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, New TAG Preferred in accordance with this Section 2.2 upon the surrender of a certificate which represented shares of Opgroup Class A Common Stock or Opgroup Class B Common Stock immediately prior to the Effective Time.

               (b) If there is a decline in Opcap Run-Rate Revenues from the date hereof through the Closing Valuation Date of more than 10%, then the number of shares of New TAG Preferred into which each share of Opgroup Class A Common Stock and Opgroup Class B Common Stock shall convert pursuant to Section 2.2(a) shall be reduced by a percentage equal to 0.75 multiplied by the (whole or fractional) number of percentage points of the decline in excess of 10%, up to a maximum reduction of 7.5%. For example, if there were a decline in Opcap Run-Rate Revenues between such dates of 15% (exclusive of the first $3.0 million of such decline attributable to the termination and sale of the Dual Purpose Fund), then the number of shares of New TAG Preferred into which a share of Opgroup Class A Common Stock and Opgroup Class B Common Stock would convert would be reduced by 3.75% (that is, 0.75(15% - 10%)) to 2.459019 shares of New TAG Preferred.

          Section 2.3.  Exchange of Certificates.
                        ------------------------

               (a) At the Effective Time, the Opgroup Shareholders shall surrender certificates for all shares of Opgroup Class A Common Stock and Opgroup Class B Common Stock in exchange for (i) the certificates for the shares of New TAG Preferred into which such shares were converted pursuant to Section 2.2 and the certificates so surrendered shall forthwith be canceled.

               (b) At or after the Effective Time, there shall be no transfers on the stock transfer books of Opgroup of the shares of Opgroup Class A or Opgroup Class B Common Stock which were outstanding immediately prior to the Effective Time.

               (c) No fractional shares of New TAG Preferred shall be issued pursuant hereto. In lieu of the issuance of any fractional share of New TAG Preferred pursuant to Section 2.2, (i) any person who, but for this
     Section 2.3(c), would have been entitled to receive a fractional share of New TAG Preferred representing one-half or more of a share of New TAG Preferred, shall receive instead one whole share of New TAG Preferred, and
     (ii) any person who, but for this Section 2.3(c), would have been entitled to receive a fractional share of New TAG Preferred representing less than one-half of a share of New TAG Preferred, shall receive nearest the whole number of shares of New TAG Preferred calculated by "rounding down" from the number of shares (inclusive of the fractional share) such person would have received.

          Section 2.4.  Final Distribution.
                        ------------------

               (a) In the event that the Closing Date occurs after the end of an Opcap fiscal quarter but before the distribution for such quarter has been paid by Opcap, PIMCO Advisors shall pay, or cause to be paid, to Opfin an amount equal to the distribution in respect of the Opcap Interest for such quarter on the third Business Day following the date on which the distribution for such quarter is received by Value Advisors, TAG or any TAG Affiliate (to the extent that any such amount is not distributed by Opcap to Opfin).

               (b) In the event that the Closing Date occurs after the end of an Opcap LP fiscal quarter but before the distribution for such quarter has been paid by Opcap LP, TAG shall pay, or cause to be paid, to Opfin an amount equal to the distribution in respect of the Opcap LP Interest for such quarter on the third Business Day following the date on which the distribution for such quarter is received by Advantage Advisers, TAG or any TAG Affiliate (to the extent that any such amount is not distributed by Opcap LP to Opfin).

               (c) On the third business day following the date on which a distribution for such fiscal quarter is received by Value Advisors, TAG or any TAG Affiliate, as applicable, such Person shall pay, or cause to be paid, to Opfin, with respect to any fiscal quarter of Opcap or Opcap LP that begins before and ends after the Closing Date (a "Straddle Quarter"):

                      (i) An amount equal to the total distribution received by Value Advisors, TAG or any TAG Affiliate from Opcap in respect of the Opcap Interest for such Straddle Quarter multiplied by a fraction equal to (a) Opfin's Opcap Share divided by (b) the total amount of the net income of Opcap allocated to the Opcap Interest for the Straddle Quarter. "Opfin's Opcap Share" is equal to the sum of the net income of Opcap allocated to the Opcap Interest for each full month in the Straddle Quarter prior to the Closing Date plus a pro rata portion of the net income of Opcap allocated to the Opcap Interest for the month in which the Closing Date occurs based on the ratio of (x) the number of days in such month elapsed prior to the Closing Date to (y) the total number of days in such month.

                      (ii) An amount equal to the total distribution received by Advantage Advisers, TAG or any TAG Affiliate from Opcap LP in respect of the Opcap LP Interest for such Straddle Quarter multiplied by a fraction equal to (a) Opfin's Opcap LP Share divided by (b) the total amount of the net income of Opcap LP allocated to the Opcap LP Interest for the Straddle Quarter. "Opfin's Opcap LP Share" is equal to the sum of the net income of Opcap LP allocated to the Opcap LP Interest for each full month in the Straddle Quarter prior to the Closing Date plus a pro rata portion of the net income of Opcap allocated to the Opcap LP Interest for the month in which the Closing Date occurs based on the ratio of (x) the number of days in such month elapsed prior to the Closing Date to (y) the total number of days in such month.

                      (iii) TAG shall cause Opcap and Opcap LP to allocate income for income tax purposes in accordance with distributions made pursuant to subsections (i) or (ii) of this Section 2.4(c).

          All calculations under this Section 2.4(c) shall be made without regard to any accrual or receipt during the Straddle Quarter of any OFI Contingent Payment.

               (d) (i) On the third Business Day following the date on which a distribution is made by Opcap to its Partners with respect to the fiscal quarter that includes the date on which Opcap has received payment from OFI of the OFI Contingent Payment, PIMCO Advisors shall pay or cause to be paid to Opfin an amount equal to the portion of the incremental net income attributable to the OFI Contingent Payment allocable to the Opcap Interest; provided, however, that, should the incremental net income from such OFI Contingent Payment not be allocable to

          Opfin for its Pre-Closing Taxable Period, the amount of such payment to Opfin, to the extent such payment is not deductible for income tax purposes by TAG, PIMCO Advisors or any their Affiliates, shall be net of an amount equal to the income or franchise taxes that would be payable on such incremental net income assuming a tax rate equal to the maximum marginal rate which would be applicable to a Subchapter C corporation; and provided further, however, that this Section 2.4(d)(i) shall be inapplicable to the extent that the OFI Contingent Payment was included as part of the distribution under Sections 2.4(a) or 2.4(b).

               (ii) On the third Business Day following the date on which a distribution is made by Opcap LP to its Partners with respect fiscal quarter that includes the date on which Opcap has received payment from OFI the OFI Contingent Payment, TAG shall pay or cause to be paid to Opfin an amount equal to the portion of the incremental net income attributable to the OFI Contingent Payments allocable to the Opcap LP Interest; provided, however, that, should the net income from such OFI Contingent Payments not be allocable to Opfin for its Pre-Closing Taxable Period, the amount of such payment to Opfin, to the extent such payment is not deductible for income tax purposes by TAG, PIMCO Advisors or any of their Affiliates, shall be net of an amount equal to the income or franchise taxes that would be payable on such incremental net income assuming a tax rate equal to the maximum marginal rate which would be applicable to a Subchapter C corporation; and provided further, however, that this Section 2.4(d)(ii) shall be inapplicable to the extent that the OFI Contingent Payment was included as part of the distribution under Sections 2.4(a) or 2.4(b).


                                 ARTICLE III.

                                    CLOSING
                                    -------

          Section 3.1.  Closing.
                        -------

          Subject to the terms and conditions of this Agreement, the closing of the transactions provided for in this Agreement (the "Closing") shall be at 10:00 A.M. New York City Time at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other location designated by TAG and Opgroup within five business days after the date on which the conditions set forth in Article VIII (other than those conditions designating instruments, opinions, certificates or other documents to be delivered at the Closing) have been satisfied or waived (the "Closing Date").

          Section 3.2.  Closing Deliveries.
                        ------------------

               (a) At the Closing, Opfin and the Trustees, as applicable, shall deliver to TAG the following:

               (i) stock certificates representing all the outstanding shares of Opgroup Class A Common Stock and Opgroup Class B Common Stock, accompanied by stock powers duly executed in blank; and

               (ii) the documents required to be delivered pursuant to Section 8.1.

               (b)  At the Closing, TAG shall deliver the following:

               (i) to the Trustees, stock certificates registered as directed by the Trustees representing the aggregate number of shares of New TAG Preferred to be issued pursuant to Section 2.2; and

               (ii) to Opfin, the documents required to be delivered pursuant to
               Section 8.2.


                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF OPFIN
                    ---------------------------------------

          Opfin represents and warrants to TAG and to PIMCO Advisors at the date of this Agreement and at the Closing Date, as follows:

          Section 4.1.  Organization and Related Matters.
                        --------------------------------

          Each of Opgroup, Opfin and the Opgroup Subsidiaries that is a corporation or a limited partnership is validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Opgroup Subsidiaries that is a general partnership is validly existing under the laws of the jurisdiction of its organization. Each of Opgroup and the Opgroup Subsidiaries has the corporate or partnership, as applicable, power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary. Copies of the certificate of incorporation, by-laws or partnership agreement of Opgroup and the Opgroup Subsidiaries, as applicable, heretofore delivered to TAG, are complete and correct copies of such instruments as currently in effect.

          Section 4.2.  Authority; No Violation.
                        -----------------------

               (a) Opgroup and Opfin have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Except as set forth on Schedule 4.2(a), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action, and no other corporate or partnership proceedings on the part of Opgroup, Opfin, any Opgroup Subsidiary or any of their shareholders or interest holders, as applicable, is necessary to approve this Agreement and to authorize and consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Opgroup and Opfin, and (assuming the due authorization, execution and delivery of this Agreement by PIMCO Advisors and TAG) constitutes a valid and binding obligation of Opgroup and Opfin, enforceable against Opgroup and Opfin in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

               (b) Neither the execution and delivery of this Agreement by Opgroup or Opfin, nor the consummation by Opgroup and the Opgroup Subsidiaries of the transactions contemplated hereby or the Spin-Off, nor compliance by Opgroup or Opfin with any of the terms or provisions hereof, will (i) violate any provision of the articles of incorporation or bylaws or, as applicable, partnership agreement, of Opgroup, Opfin or any of the Opgroup Subsidiaries or (ii) except as set forth in Schedule 4.2(b), and assuming that the consents and approvals referred to in Sections 7.2 and
     7.3 are duly obtained, (x) violate any Applicable Law or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon, any of Opgroup's, Opfin's or any Opgroup Subsidiary's properties or assets, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Opgroup, Opfin, or any Opgroup Subsidiary, is a party, or by which any of their respective properties or assets may be bound.

          Section 4.3.  Consents and Approvals.
                        ----------------------

          Except for (a) such consents, approvals and notices as are set forth in Sections 7.2, 7.3 and 7.10(c) and Schedule 4.3, and (b) the applicable filings under the HSR Act, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by Opgroup and Opfin of this Agreement and (ii) the consummation by Opgroup, Opfin and the Opgroup Subsidiaries of the transactions contemplated by this Agreement.

          Section 4.4   Regulatory Documents.
                        --------------------

               (a) Since April 30, 1993, Opfin, Opgroup, the Opgroup Subsidiaries and the Identified Funds (other than the SBAM Funds) and, to the Knowledge of Opgroup, the SBAM Funds, have filed all Regulatory Documents, together with any amendments required to be made with respect thereto, that were required to be filed by them with any Governmental Authority, including the SEC, with respect to the Opgroup Business.

               (b) As of their respective dates, the Regulatory Documents filed with respect to the Opgroup Business, including those with respect to the Identified Funds (other than the SBAM Funds) and, to Opgroup's Knowledge, the Regulatory Documents filed with respect to the SBAM Funds, complied in all material respects with the requirements of the Securities Laws, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Where legally required to maintain such Regulatory Documents current, none of such Regulatory Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 4.5.  Capitalization.
                        --------------

               (a) On the Closing Date, the authorized capital stock of Opgroup will consist of (i) 1,000,000 shares of Class A Common Stock, 470,000 shares of which will be issued and outstanding and are owned of record and beneficially by Opco LP, (ii) 1,000,000 shares of Class B Common Stock, 442,000 shares of which will be issued and outstanding and owned of record and, to Opgroup's Knowledge, beneficially by Opco LP and the other stockholders listed on Schedule 4.5(a) in the respective amounts set forth opposite their names and (iii) 10,000 shares of preferred stock, par value $.01 per share, none of which will be issued and outstanding. The shares of Opgroup Class A Common Stock and Opgroup Class B Common Stock are referred to herein, collectively, as the "Opgroup Common Stock." All of the outstanding shares of Opgroup Common Stock (x) will be duly and validly authorized and issued, fully paid and nonassessable and (y) will not have been issued in violation of any preemptive right. Except as set forth in
     Schedule 4.5, there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which Opgroup or any Opgroup Subsidiary is party or by which any of them is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of any class or series of, or other equity interests in, Opgroup or any Opgroup Subsidiary, or any securities convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of any class or series of, or other equity interests in, Opgroup or any Opgroup Subsidiary, or obligating Opgroup or any Opgroup Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of Opgroup or any Opgroup Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Opgroup or any Opgroup Subsidiary. There are no outstanding bonds, debentures, notes or other securities or instruments of Opgroup (other than the Opgroup Common Stock) or any Opgroup Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of Opgroup may vote.

               (b) The authorized capital stock of Advantage Advisers consists of 100 shares of common stock, all of which are issued and outstanding and all of which, as of the Closing, will be legally and beneficially owned by Opgroup. All of the outstanding shares of stock of Advantage Advisers are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right.

               (c) At the Closing Date, Opgroup will own the stock of Advantage Advisers, and Advantage Advisers will own the Interests, in each case free and clear of any Encumbrances (other than statutory liens for Taxes not yet due and restrictions on transferability under the Securities Laws). The Interests consist of (i) a 1% general partner interest in Opcap LP and (ii) a 32.52% general partner interest in Opcap, which percentage interest shall at the Closing Date be diminished only to the extent of vesting of restricted rights or the exercise of vested options. The Interests consist of all interests in Opcap LP or Opcap owned by Opfin, Opgroup or their Affiliates.

          Section 4.6. Financial Statements; Assets and Liabilities of Opgroup
                       -------------------------------------------------------
and Advantage Advisers.
----------------------

               (a) Opfin has previously delivered to TAG copies of (a) the audited consolidated balance sheets of Opcap LP and Opcap as of and for the fiscal years ended April 30, 1994, 1995 and 1996 (collectively, the "Opcap Balance Sheets") and the related audited statements of income, changes in stockholders' equity and cash flows, in each case accompanied by the audit report of Price Waterhouse LLP, independent public accountants with respect to each such entity, and
     (b) the unaudited consolidated interim balance sheets and related statements of income, changes in stockholders' equity and cash flows of both such entities at or for the periods ended July 31, 1996 and October 31, 1996. Each of the balance sheets referred to in the previous sentence (including the related notes, where applicable) present fairly, in all material respects, the financial position of each of Opcap LP and Opcap as of the dates thereof, and the other financial statements referred to in the preceding sentence present fairly (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of each of Opcap LP's and Opcap's operations and their respective cash flows for the respective periods therein set forth. Each of such financial statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved and are consistent with the books and records of the entity presented.

               (b) Opfin has previously delivered to TAG copies of the unaudited balance sheets of Advantage Advisers as of and for the fiscal years ended April 30, 1994, 1995 and 1996 and unaudited balance sheets as of and for the periods ended July 31, 1996 and October 31, 1996 (collectively, the "Advantage Advisers Balance Sheets") and the related unaudited statements of income. Each of the Advantage Advisers Balance Sheets (including the related notes, where applicable) present fairly, in all material respects, the financial position of Advantage Advisers as of the dates thereof, and the other financial statements referred to in the preceding sentence present fairly (subject to recurring audit adjustments normal in nature and amount) the results of Advantage Advisers' operations for the respective periods therein set forth. Each of such financial statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved and are consistent with the books and records of Advantage Advisers.

               (c) Attached hereto as Schedule 4.6(c) are the unaudited pro forma balance sheets of each of Opgroup and Advantage Advisers on a stand-alone basis as of October 31, 1996, including related notes (which pro forma balance sheets assume that the transactions contemplated by the Spin-Off had occurred as of such date and eliminate all liabilities for which indemnification is available under Section 10.2(c)) (the "Pro Forma Balance
     Sheets").   Each of the Pro Forma Balance Sheets  (including the related notes) present fairly (subject to recurring audit adjustments normal in nature and amount) the pro forma financial position of each such entity as of the date thereof. The Pro Forma Balance Sheets have been prepared in accordance with GAAP consistently applied during the periods involved and are consistent with the books and records of the entities presented.

          Section 4.7.  Ineligible Persons.
                        ------------------

          Neither Opgroup, nor any "affiliated person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither Opgroup nor any "associated person" (as defined in the Advisers Act) thereof, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Opgroup nor any "associated person" (as defined in the Exchange Act) thereof, is ineligible pursuant to

Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

          Section 4.8.  Material Contracts.
                        ------------------

          TAG has been provided true and correct copies of each of the following agreements as currently in effect, including all amendments and modifications thereto, to which Opgroup or any Opgroup Subsidiary will be a party at the Closing Date or by which any of them will be, or their assets will be, bound at the Closing Date and after giving effect to the Spin-off: (a) any lease (whether of real or personal property) providing for annual rentals of $250,000 or more; (b) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $250,000 or more; (c) any sales, distribution or similar agreement providing for the sale by Opgroup or any Opgroup Subsidiary of materials, supplies, goods, services, equipment or other assets providing for annual payments of $250,000 or more (except for agreements made in the ordinary course of business and involving investment banking, brokerage, or investment management services); (d) any joint venture or strategic alliance agreement providing for annual payments of $250,000 or more or involving an investment by Opgroup or any Opgroup Subsidiary of $750,000 or more; (e) any agreement relating to the disposition or sale of any business (whether by merger, sale of stock, sale of assets or otherwise);
(f) any agreement relating to indebtedness or the deferred purchase price of property involving an aggregate principal amount of $250,000 or more; (g) any license, franchise or similar agreement providing for annual payments of $250,000 or more; (h) any agency, dealer, sales representative, marketing or other similar agreement, providing for annual payments of $250,000 or more, (i) any severance or similar arrangement in respect of any personnel of Opgroup and any Opgroup Subsidiary that will result in any obligation (whether absolute or contingent) of Opgroup, any Opgroup Subsidiary or any other Person to make any payment to such personnel following termination of employment or consummation of the transactions contemplated by this Agreement; (j) any contract or agreement in which rights (including rights to receive cash or other consideration) are granted, made exercisable or accelerated due to the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby; and
(k) any other agreement which involves annual payments in excess of $250,000 or is not terminable without penalty by Opgroup or any Opgroup Subsidiary within six months (each such contract, an "Opgroup Material Contract") and a complete and correct list of all such Opgroup Material Contracts is set forth in Schedule
4.8. To Opgroup's Knowledge, (i) each Opgroup Material Contract is in full force and effect, and (ii) no event has occurred which would (with or without the passage of time, notice or both) constitute a breach or default of any material obligations of any party to such Opgroup Material Contract.

          Section 4.9.  Legal Proceedings.
                        -----------------

          Except as set forth on Schedule 4.9, there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature that are pending or, to Opgroup's Knowledge, have been threatened against Opfin, with respect to the Opgroup Business, or Opgroup or any Opgroup Subsidiary or any of their respective properties or assets or that challenge the validity or propriety of the transactions contemplated by this Agreement.

          Section 4.10. Permits and Applicable Law.
                        --------------------------

               (a) Except as disclosed in Schedule 4.10(a), as of the Closing Date, Opgroup and the Opgroup Subsidiaries will hold all Permits that are required to conduct the Opgroup Business as it is currently being conducted. As of such date, all Permits shall be valid and in good standing and shall not be the subject of any suspension, modification or revocation or proceedings related thereto.

               (b) Except as disclosed in Schedule 4.10(b), since April 30, 1993 and except for normal examinations conducted by any Governmental Authority in the regular course of the Opgroup Business, no Governmental Authority has initiated any administrative proceeding or, to Opgroup's Knowledge, investigation into the Opgroup Business (including, without limitation, the Identified Funds). A copy of all material correspondence with Governmental Authorities with respect to the Opgroup Business during the last year has been made available to TAG.

               (c) All proxy statements to be prepared for use by the Opgroup Public Investment Company Clients in connection with the transactions contemplated by this Agreement (other than any information provided or to be provided by TAG or PIMCO Advisors relating to themselves and their Affiliates expressly for use in the proxy statements) will not contain, at the times such proxy statements are furnished to the shareholders, or at the time of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 4.11.  Insurance.
                         ---------

          All of Opfin's, Opgroup's and the Opgroup Subsidiaries' material insurance policies and bonds with respect to the Opgroup Business are listed in
Schedule 4.11. To Opgroup's Knowledge, each such insurance policy or bond is in full force and effect, and neither Opfin nor Opgroup has received written notice or any other indication from any insurer or agent of any proposed cancellation of any such insurance policy or bond.

          Section 4.12.  Labor and Employment Matters.
                         ----------------------------

          Except as set forth in Schedule 4.12, (a) no collective bargaining arrangement or agreement or similar arrangement or agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on Opgroup or any Opgroup Subsidiary, (b) there are no unfair labor practice complaints pending against Opgroup or any Opgroup Subsidiary before the National Labor Relations Board and
(c) there are no strikes, slowdowns, work stoppages, lockouts, or to Opgroup's Knowledge threats thereof, by or with respect to any employees of Opgroup or any Opgroup Subsidiary.

          Section 4.13.  Employee Benefit Plans; ERISA
                         -----------------------------

               (a) For purposes of this Agreement "Opgroup Benefit Plan" means all "employee benefit plans," as defined in Section 3(3) of ERISA, and any bonus or other incentive compensation, profit sharing, compensation, termination, stock option, stock appreciation right, restricted unit, restricted option, performance unit, retirement, deferred compensation, employment, severance, termination pay, retiree medical or retiree life insurance plan, agreement or other arrangement in effect at the date hereof for the benefit of any current or former employee or director of Opgroup or any Opgroup Subsidiary, and any trust or other funding arrangement relating thereto. Schedule 4.13(a) contains a true and complete list or description of all Opgroup Benefit Plans other than those to be terminated or assumed by Opfin in the Spin-Off as described in Annex A. With respect to each Opgroup

     Benefit Plan listed on Schedule 4.13(a), there has been delivered or made available to PIMCO Advisors copies of any: (i) plans and related trust documents and amendments thereto; (ii) the most recent summary plan descriptions and the most recent annual report (including Schedule B);
     (iii) all other material employee communications; (iv) the most recent actuarial valuation; and (v) the most recent determination letter received from the IRS.

               (b) Except as set forth in Schedule 4.13(b), with respect to each Opgroup Benefit Plan, (i) such plan is in compliance in all material respects with all applicable laws, including ERISA and the Code; (ii) no condition exists that is reasonably expected to subject Opgroup or any Opgroup Subsidiary to a civil penalty under Section 502(i) of ERISA, liability under Section 4069 of ERISA or Sections 4971 through 4980E of the Code, the loss of a federal tax deduction under Section 404 of the Code, or any penalties or tax liability arising from the loss of qualification under
     Section 401(a) of the Code that is not reflected on the Opgroup Balance Sheets; (iii) each Opgroup Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to such qualification, and its related trust has been determined to be exempt from taxation under Section 501(a) of the Code; and, to Opgroup's Knowledge, nothing has occurred since the date of such letter that would adversely affect such qualification or exemption; (iv) there are no claims or legal actions or proceedings (other than routine claims for benefits) pending or, to Opgroup's Knowledge, threatened, with respect to any Opgroup Benefit Plan or against the assets of any Opgroup Benefit Plan; (v) none of Opgroup or any Opgroup Subsidiary or Opco LP has engaged in, or is a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA; and (vi) no event has occurred under Sections 4041, 4043, 4062, 4063 and 4064 of ERISA during the current or any of the preceding five plan years that could subject Opgroup, any Opgroup Subsidiary, any Opgroup Benefit Plan to any liability. Any Opgroup Benefit Plan which constitutes a "multiemployer plan" as defined in
     Section 3(37) of ERISA would not subject TAG or PIMCO Advisors to any liability. All contributions prescribed by law or required under the Opgroup Benefit Plans have been made or accrued on the Opgroup Balance Sheets to the extent required by GAAP.

          Section 4.14.  Intellectual Property.
                         ---------------------

          Schedule 4.14 sets forth a complete and accurate list of all trademark, service mark and copyright registrations, and patents and pending applications therefor, in which Opgroup or any Opgroup Subsidiary has any right, title or interest and which relate to the Opgroup Business ("Opgroup Intellectual Property"), the jurisdictions in which the Opgroup Intellectual Property has been registered or patented or in which an application for such registration or patent has been filed, and any licenses, sublicenses and other agreements in which Opgroup or any Opgroup Subsidiary grants a license to any other Person to use such Opgroup Intellectual Property. Except as set forth in
Schedule 4.14, no written notice has been received by Opgroup or its Subsidiaries that the use by Opgroup or any of the Opgroup Subsidiaries of Opgroup Intellectual Property in which they have any right, title or interest infringes on any rights of any other Person nor, to Opgroup's Knowledge, has any other Person infringed on a continuing basis any rights that Opgroup or any of the Opgroup Subsidiaries have in the Opgroup Intellectual Property.

          Section 4.15.  Taxes.
                         -----

               (a) Each of Opgroup and the Opgroup Subsidiaries has duly and timely filed (or there has been duly and timely filed on its behalf) with the appropriate

     Governmental Authorities all Tax Returns in respect of Taxes required to be filed through the date as of which this representation is made (taking into account extensions). The information filed on behalf of Opgroup and the Opgroup Subsidiaries was complete and correct in all material respects. Except as set forth on Schedule 4.15(a), neither Opgroup nor any of the Opgroup Subsidiaries has requested any extension of time within which to file Tax Returns in respect of any Taxes, which Tax Returns have not been filed.

               (b) All material Taxes of Opgroup and the Opgroup Subsidiaries due to be paid on or prior to the Closing Date (taking into account extensions) have been paid or will be paid prior to the Closing Date or an adequate reserve has been (or, with respect to periods for which financial reports have not yet been prepared, will be) established therefor in accordance with GAAP. Opgroup and the Opgroup Subsidiaries do not have any liability for Taxes in excess of such amounts so paid or reserves so established.

               (c) Except as set forth on Schedule 4.15(c), no material deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Authority against Opgroup or the Opgroup Subsidiaries for any taxable year ended subsequent to December 31, 1990. Except as set forth on
     Schedule 4.15(c), there are no pending or, to Opgroup's Knowledge, threatened audits, investigations or claims for or relating to any material additional liability in respect of Taxes against Opgroup or the Opgroup Subsidiaries, and there are no matters under discussion with any Governmental Authorities with respect to Taxes that in the reasonable judgment of Opgroup, the Opgroup Subsidiaries is likely to result in a material additional liability for Taxes for any of such companies. Except as set forth on Schedule 4.15(c), none of Opgroup or the Opgroup Subsidiaries has been notified that any Governmental Authority intends to audit a Tax Return for any other period. Except as set forth on Schedule 4.15(c), no extension of a statute of limitations relating to Taxes is in effect with respect to Opgroup or the Opgroup Subsidiaries.

               (d) There are no liens or other Encumbrances upon the assets of Opgroup or any Opgroup Subsidiary for or arising from Taxes (except for statutory liens for Taxes not yet due and payable).

               (e) All material elections with respect to Taxes affecting Opgroup and the Opgroup Subsidiaries as of the date hereof are set forth on
     Schedule 4.15(e). Opfin shall notify TAG of new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting Opgroup or the Opgroup Subsidiaries that are made prior to the Closing, and shall make no such election that would be adverse to TAG without the prior written consent of TAG. None of Opgroup or the Opgroup Subsidiaries (i) has made or will make a deemed dividend election under Treasury Regulation
     Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of Opgroup's or the Opgroup Subsidiaries' assets; (iii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has made an election, or is required, to treat any asset of Opgroup or the Opgroup Subsidiaries as owned by another Person pursuant to the provisions of former Section 168(f)(8) of the Code or as "tax-exempt use property" within the meaning of Section 168 of the Code; or (v) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local income Tax provision.

               (f) All tax-sharing agreements or similar arrangements with respect to or involving Opgroup and the Opgroup Subsidiaries are identified on Schedule 4.15(f).

               (g) Opgroup is not a U.S. real property holding corporation as defined in Section 897 of the Code.

               (h) Neither Opgroup nor any of the Opgroup Subsidiaries has made or will, as a result of any event connected with the Merger or any other transaction contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code.

               (i) Neither Opgroup nor any of the Opgroup Subsidiaries has participated in or will participate in an international boycott within the meaning of Section 999 of the Code.

          Section 4.16.  Investment Companies, Managed Account Clients,
                         ----------------------------------------------
Distributors, Etc.
------------------

               (a) Schedule 4.16(a) sets forth a complete and accurate list of
     (i) each Opgroup Public Investment Company Client, (ii) each Opgroup Private Investment Company Client, (iii) each Opgroup Offshore Investment Company Client and (iv) each Opgroup Managed Account Client, and indicates the Run-Rate Revenues with respect to such clients as of October 31, 1996. Each Opgroup Public Investment Company Client sponsored by Opgroup or its Affiliates is duly registered with the SEC as an investment company under the Investment Company Act. Except as set forth in Schedule 4.16(a), no Opgroup Investment Company Client or Opgroup Managed Account Client in respect of which any Opgroup Subsidiary has accrued asset management or similar fees in excess of $100,000 during the twelve months ended October 31, 1996, has, between such date and the date of this Agreement, to Opgroup's Knowledge, indicated in writing any intent to terminate any Advisory Agreement with any of the Opgroup Subsidiaries. Opgroup provides no investment advice for compensation and is not a party to any contracts or agreements in which Opgroup agrees to act as an investment advisor, subadvisor, manager or act in a similar capacity.

               (b) True and correct copies of each Advisory Agreement pursuant to which any of the Opgroup Subsidiaries acts as investment adviser to the Opgroup Investment Company Clients have been made available to TAG. Each such Advisory Agreement is in full force and effect with respect to the Opgroup Investment Company Client and Opgroup and the Opgroup Subsidiaries which are parties thereto.

               (c)(i) Shares of each Opgroup Public Investment Company Client sponsored by any Opgroup Subsidiaries have been duly registered under the Securities Act and applicable state securities laws, and the related registration statements were effective under the Securities Act and applicable state securities laws at all times when such effectiveness was required and no stop order suspending the effectiveness of any such registration statement has been issued.

                  (ii) No shares or other equity interests of any Opgroup Private Investment Company Client sponsored by any Opgroup Subsidiaries which have been offered or sold have been registered or qualified, as the case may be under the

          Securities Act or any other Securities Laws and no such registration or qualification was or is required.

                    (iii) Shares or other equity interests of each Opgroup Offshore Investment Company Client sponsored by any Opgroup Subsidiary have been duly registered, or qualified, as the case may be, to the extent required under applicable Securities Laws.

               (d) Each Opgroup Investment Company Client sponsored by an Opgroup Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own all its properties and assets and to carry on its business as it is now being conducted.

               (e) True and correct copies of each agreement pursuant to which any of the Opgroup Subsidiaries provides distribution services to any Opgroup Investment Company Client ("Opgroup Distribution Contract") have been made available to TAG. Schedule 4.16(e) sets forth a list of each such Opgroup Distribution Contract. Each Opgroup Distribution Contract is in full force and effect with respect to the Opgroup Subsidiaries which are parties thereto.

               (f) Each Identified Fund (other than the SBAM Funds) and, to the Knowledge of Opgroup, each SBAM Fund, is in compliance in all material respects with all applicable federal and state securities laws. Each Opgroup Public Investment Company Client is in compliance in all material respects with applicable investment policies and restrictions. Each Opgroup Public Investment Company Client has been managed in a manner consistent with the qualification of such Opgroup Public Investment Company Client's as a "regulated investment company" under Subchapter M of the Code.

          Section 4.17.  Bringdown.
                         ---------

               (a) From October 31, 1996 through the date hereof, to Opgroup's Knowledge, Opgroup and the Opgroup Subsidiaries have conducted their respective businesses substantially in accordance with the covenants set forth in Section 7.1(a).

               (b) From October 31, 1996 through the date hereof, except as otherwise disclosed in writing to TAG with specific reference to this
     Section 4.17, to Opgroup's Knowledge, there has occurred no event which could reasonably be expected to have an Opgroup Material Adverse Effect.

          Section 4.18.  Investment Company Status.
                         -------------------------

               (a) At and immediately after the Effective Time, (1) only the Trustee and Opco LP (through its beneficial interest in the Trust) will be the beneficial owner (within the meaning of Section 3(c)(1) of the Investment Company Act) of 10% or more of the New TAG Preferred and (2) Opco L.P. will not be (i) an "investment company" within the meaning of the Investment Company Act or (ii) excepted from such definition of "investment company" by reason of Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

               (b) Opco L.P. was not formed for the purpose of investing in TAG or otherwise participating in the Merger or the Spin-Off.

               (c) So long as TAG is excepted from the definition of "investment company" within the meaning of the Investment Company Act pursuant to
     Section 3(c)(1) of the Investment Company Act by virtue of having 45 or fewer "beneficial owners" of its outstanding securities immediately prior to the Effective Time, the Merger and the transactions contemplated thereby shall not cause TAG to lose such exception by virtue of having immediately after the Effective Time more than 100 "beneficial owners" of TAG securities within the meaning of Section 3(c)(1) of the Investment Company Act.

          Section 4.19.  Brokers.
                         -------

               Other than Goldman Sachs & Co., no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, Opfin or its Affiliates.

          Section 4.20.  Additional Fund Representations.
                         -------------------------------

               (a) To the Knowledge of Opgroup, there is no beneficial owner (within the meaning of the Exchange Act) of 5% of the outstanding voting securities of any closed-end Identified Fund.

               (b) To the Knowledge of Opgroup, no action has been taken, or is pending or proposed, to convert any closed-end Identified Fund into an open-end investment company.


                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF TAG
                     -------------------------------------

          TAG represents and warrants to each of Opgroup and Opfin, at the date of this Agreement, and at the Closing Date, as follows:

          Section 5.1.  Organization and Related Matters.
                        --------------------------------

          TAG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TAG has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary. The copies of the organizational documents and any amendments thereto of TAG heretofore delivered to Opfin are complete and correct copies of such instruments as currently in effect.

          Section 5.2.  Authority; No Violation.
                        -----------------------

               (a) TAG has full corporate power and authority to execute and deliver this Agreement and take all actions necessary or appropriate to be taken by it to consummate the transactions contemplated hereby. Except as set forth on Schedule 5.2(a), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action on the part of TAG and its shareholders, and no other corporate proceedings on the part of TAG are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TAG, and (assuming the due authorization, execution and delivery of this Agreement by Opgroup and Opfin) constitute a valid and binding obligation of TAG, enforceable against it in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

               (b) Neither the execution and delivery of this Agreement by TAG, nor the consummation of the Merger, nor compliance by TAG with any of the other terms or provisions hereof, will (i) violate any provision of its certificate of incorporation or bylaws or (ii) except as set forth in
     Schedule 5.2(b), and assuming that the consents and approvals required of Opgroup and Opfin in Sections 7.2 and 7.3 are duly obtained, (x) violate any Applicable Law, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon any of TAG's assets or any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which TAG is a party, or by which TAG or any of its properties or assets, may be bound.

          Section 5.3.  Consents and Approvals.
                        ----------------------

          Except for (a) consents, approvals and notices as are set forth in Sections 7.2 and 7.3 and in Schedule 5.3, and (b) the applicable filings under the HSR Act, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with (i) the execution and delivery by TAG of this Agreement and (ii) the consummation by TAG of the transactions as contemplated hereby.

          Section 5.4.  Regulatory Documents.
                        --------------------

               (a) Since April 30, 1993, TAG has filed all Regulatory Documents, together with any amendments required to be made with respect thereto, that were required to be filed by it with any Governmental Authority, including the SEC, with respect to its business.

               (b) As of their respective dates, the Regulatory Documents filed with respect to TAG's business complied in all material respects with the requirements of the Securities Laws, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Where legally required to maintain such Regulatory Documents current, none of such Regulatory Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 5.5.  Capitalization.
                        --------------

               (a) At the Closing Date, the authorized capital stock of TAG will consist of 50,000,000 shares of Common Stock, par value one cent ($.01) per share ("TAG Common Stock"), 9,512,089 shares of which will be issued and outstanding; and 10,000,000 shares of preferred stock, of which 2,028,386 shares of TAG Series A Preferred Stock, par value one cent ($.01) per share ("TAG Series A Preferred Stock"), will be issued and outstanding, and 2,839,742 shares of TAG Series B Preferred Stock, par value one cent ($.01) per share ("TAG Series B Preferred Stock"), will be issued and outstanding. The shares of TAG Common Stock, TAG Series A Preferred Stock and TAG Series B Preferred Stock are owned of record and, to TAG's Knowledge, beneficially by the holders listed on Schedule 5.5(a) in the respective amounts set forth opposite their names. All of the outstanding shares of TAG capital stock (x) are duly and validly authorized and issued, fully paid and nonassessable and (y) have not been issued in violation of any preemptive right. Except as set forth on Schedule 5.5(a) and as contemplated by this Agreement, (i) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which TAG is party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of any class or series of, or other equity interests in, TAG or any securities convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of any class or series of, or other equity interests in, TAG, or obligating TAG to grant, extend or enter into any such option, warrant, call, right, commitment or agreement; (ii) there are no outstanding contractual obligations of TAG to repurchase, redeem or otherwise acquire any shares of capital stock of TAG; and (iii) there are no outstanding bonds, debentures, notes or other securities or instruments of TAG having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of TAG may vote.

               (b) At the Closing Date, all of the New TAG Preferred will be duly authorized for issuance and, upon issuance in the manner and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights. All of the shares of New TAG Preferred, when issued, will be free and clear of all Encumbrances (other than under the Securities
     Laws). At the Closing Date, the shares of TAG Common Stock to be issued upon the conversion of the New TAG Preferred will have been duly authorized and, when issued as contemplated by TAG's certificate of incorporation, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights.

          Section 5.6.  Financial Statements.
                        --------------------

          TAG has previously delivered to Opfin copies of (a) the audited statements of financial condition of TAG as of December 31, 1994 and 1995 (collectively, the "TAG Balance Sheets") and the related audited statements of operations, changes in stockholders' equity and cash flows for the period November 16, 1994 through December 31, 1994 and for the year ended December 31, 1995, in each case accompanied by the audit report of Deloitte & Touche LLP (with respect to the period ended December 31, 1994) and Price Waterhouse LLP (with respect to the year ended December 31, 1995), independent public accountants with respect to TAG and (b) the unaudited interim statements of financial condition and related statements of operations, changes in stockholders' equity and cash flows of TAG at or for the periods ended March 31, June 30 and September 30, 1996. The balance sheets referred to in the previous sentence (including the related notes, where applicable) fairly present the financial condition of TAG as of the dates thereof, and the other financial statements referred to in the preceding sentence fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the operations, cash flows and changes in stockholder's equity of TAG, for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved and are consistent with the books and records of TAG.

          Section 5.7.  Material Contracts.
                        ------------------

          Opfin has been provided true and correct copies of each of the following agreements as currently in effect, including all amendments and modifications thereto, to which TAG will be a party or which TAG will be, or its assets will be, bound at the Closing Date: (a) any lease (whether of real or personal property) providing for annual rentals of $250,000 or more; (b) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $250,000 or more; (c) any sales, distribution or similar agreement providing for the sale by TAG of materials, supplies, goods, services, equipment or other assets providing for annual payments of $250,000 or more (except for agreements made in the ordinary course of business and involving investment banking, brokerage, or investment management services); (d) any joint venture or strategic alliance agreement providing for annual payments of $250,000 or more or involving an investment by TAG of $750,000 or more; (e) any agreement relating to the disposition or sale of any business (whether by merger, sale of stock, sale of assets or otherwise);
(f) any agreement relating to indebtedness or the deferred purchase price of property involving an aggregate principal amount of $250,000 or more; (g) any license, franchise or similar agreement providing for annual payments of $250,000 or more; (h) any agency, dealer, sales representative, marketing or other similar agreement, providing for annual payments of $250,000 or more and
(i) any other agreement which involves annual payments in excess of $1 million or is not terminable without penalty by TAG within six months (each such contract, a "TAG Material Contract") and a complete and correct list of all such TAG Material Contracts is set forth in Schedule 5.7. To TAG's Knowledge, (i) each TAG Material Contract is in full force and effect, and (ii) no event has occurred which would (with or without the passage of time, notice or both) constitute a breach or default of any material obligations of any other party to such TAG Material Contract.

          Section 5.8.  Brokers.
                        -------

          Other than Lazard, Freres & Co. LLC, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from TAG or its Affiliates in connection with this Agreement or the Merger.

          Section 5.9.  Legal Proceedings.
                        -----------------

          Except as set forth on Schedule 5.9, there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature that are pending or, to TAG's Knowledge, have been threatened against TAG, PIMCO Advisors or their properties or assets or that challenge the validity or propriety of the transactions contemplated by this Agreement.

          Section 5.10. Permits and Applicable Law.
                        --------------------------

               (a) Except as disclosed in Schedule 5.10(a), as of the Closing Date, TAG will hold all Permits that are material to its business. As of such date, all Permits will be valid and in good standing and are not the subject of any suspension, modification or revocation or proceedings related thereto.

               (b) Except as disclosed in Schedule 5.10(b), since November 15, 1994 and except for normal examinations conducted by any Governmental Authority in the regular course of the business of TAG, no Governmental Authority has initiated any administrative proceeding or, to TAG's Knowledge, investigation into its business. A copy of all material correspondence with Governmental Authorities during the last year has been made available to Opfin.

               (c) The information provided or to be provided in writing by TAG relating to it and its Affiliates expressly for use in the proxy statements to be furnished to shareholders of the Opgroup Public Investment Company Clients in connection with the transactions contemplated by this Agreement will not contain, at the times such proxy statements are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          Section 5.11.  Insurance.
                         ---------

          All of TAG's material insurance policies and bonds are listed in
Schedule 5.11. To the Knowledge of TAG, each such insurance policy or bond is in full force and effect, and TAG has received no written notice or any other indication from any insurer or agent of any proposed cancellation of any such insurance policy or bond.

          Section 5.12.  Intellectual Property.
                         ---------------------

          Except as set forth in Schedule 5.12, TAG has no right, title or interest to any trademarks, service marks, copyright registrations, and patents
and pending applications therefor.   No written notice has been received by TAG
that the use by TAG of any such intellectual property in which it has any right, title or interest infringes on any rights of any other Person nor, to TAG's Knowledge, has any other Person infringed on a continuing basis any rights that TAG has in the such intellectual property.

          Section 5.13.  Taxes.
                         -----

               (a) TAG has duly and timely filed (or there has been duly and timely filed on its behalf) with the appropriate Governmental Authorities all Tax Returns in respect of Taxes required to be filed through the date as of which this representation is made (taking into account extensions). The information filed on behalf of TAG was complete and correct in all material respects. Except as set forth on Schedule 5.13(a), TAG has not requested any extension of time within which to file Tax Returns in respect of any Taxes, which Tax Returns have not been filed.

               (b) All material Taxes of TAG due to be paid on or prior to the Closing Date (taking into account extensions) have been paid or will be paid prior to the Closing Date or an adequate reserve has been (or, with respect to periods for which financial reports have not yet been prepared, will be) established therefor in accordance with GAAP. TAG does not have any liability for Taxes in excess of such amounts so paid or reserves so established.

               (c) Except as set forth on Schedule 5.13(c), no material deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Authority against TAG for any taxable year ended subsequent to December 31, 1990. Except as set forth on Schedule 5.13(c), there are no pending or, to TAG's Knowledge, threatened audits, investigations or claims for or relating to any material additional liability in respect of Taxes against TAG, and there are no matters under discussion with any Governmental Authorities with respect to Taxes that in the reasonable judgment of TAG is likely to result in a material additional liability for Taxes. Except as set forth on Schedule 5.13(c), TAG has not been notified that any Governmental Authority intends to audit a Tax Return for any other period. Except as set forth on Schedule 5.13(c), no extension of a statute of limitations relating to Taxes is in effect with respect to TAG.

               (d) There are no liens or other Encumbrances upon the assets of TAG for or arising from Taxes (except for statutory liens for Taxes not yet due and payable).

               (e) All material elections with respect to Taxes affecting TAG as of the date hereof are set forth on Schedule 5.13(e). TAG shall notify Opfin of any new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting TAG which shall be made prior to the Closing, and shall make no such election that would be adverse to the Opgroup Shareholders without the prior written consent of Opfin. TAG
     (i) has not made and will not make a deemed dividend election under Treasury Regulation Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) has not consented at any time under
     Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of TAG's assets; (iii) has not agreed, and is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has not made an election, and is not required, to treat any asset of TAG as owned by another Person pursuant to the provisions of former Section 168(f)(8) of the Code or as "tax-exempt use property" within the meaning of
     Section 168 of the Code; or (v) has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income Tax provision.

               (f) All tax-sharing agreements or similar arrangements with respect to or involving TAG are identified on Schedule 5.13(f).

               (g) TAG is not a U.S. real property holding corporation as defined in Section 897 of the Code.

               (h) TAG has not made and will not, as a result of any event connected with the Merger or any other transaction contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code.

               (i) TAG has not participated in and will not participate in an international boycott within the meaning of Section 999 of the Code.

          Section 5.14.  Section 15 of the Investment Company Act.
                         ----------------------------------------

          Neither TAG nor any of its Affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Opgroup Public Investment Company Clients or would in any way violate Section 15(f) of the Investment Company Act as a result of the Merger.

          Section 5.15.  No Material Adverse Effect.
                         --------------------------

          From September 30, 1996 through the date hereof, except as disclosed in writing to Opfin with specific reference to this Section 5.15, to TAG's Knowledge, there has occurred no event which could reasonably be expected to have a TAG Material Adverse Effect.

          Section 5.16.  Bringdown.
                         ---------

          From September 30, 1996 through the date hereof, except as provided on
Schedule 5.16, to TAG's Knowledge, TAG has conducted its business substantially in accordance with the covenants set forth in Section 7.1(b).


                                  ARTICLE VI.


               REPRESENTATIONS AND WARRANTIES OF PIMCO ADVISORS
               ------------------------------------------------

          PIMCO Advisors represents and warrants to each of Opgroup and Opfin at the date of this Agreement, and at the Closing Date, as follows:

          Section 6.1.  Organization.
                        ------------

          PIMCO Advisors is a limited partnership, validly existing and in good standing under the laws of the State of Delaware. Each PIMCO Advisors Subsidiary that is a corporation or a partnership is validly existing and in good standing under the jurisdiction of its organization. Each of PIMCO Advisors and the PIMCO Advisors Subsidiaries has the partnership or corporate power and authority, as the case may be, to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary. A complete and correct copy of the PIMCO Advisors partnership agreement and of the certificate of incorporation, by-laws or partnership agreement of each PIMCO Advisors Subsidiary have been made available to Opfin.

          Section 6.2.  Authority; No Violation.
                        -----------------------

               (a) PIMCO Advisors has full partnership power and authority to execute and deliver this Agreement and take all actions necessary or appropriate to be taken by it to consummate the transactions contemplated hereby. Except as set forth on Schedule 6.2(a), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite partnership action on the part of PIMCO Advisors and its unitholders, and no other partnership proceedings on the part of PIMCO Advisors or its unitholders or any PIMCO Advisors Subsidiary or their unitholders or shareholders, as the case may be, are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PIMCO Advisors, and (assuming the due authorization, execution and delivery of this Agreement by Opgroup and Opfin) constitutes a valid and binding obligation of PIMCO Advisors, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

               (b) Neither the execution and delivery of this Agreement by PIMCO Advisors, nor the consummation by PIMCO Advisors of the transactions contemplated hereby, nor compliance by PIMCO Advisors with any of the terms or provisions hereof, will (i) violate any provision of any partnership agreement, certificate or incorporation or bylaws of PIMCO Advisors or any of the PIMCO Advisors Subsidiaries or (ii) except as set forth in Schedule 6.2(b), and assuming that the consents and approvals required of Opfin, Opco LP and Opgroup in Sections 7.2 and 7.3 are duly obtained, (x) violate any Applicable Law, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Encumbrance upon any of PIMCO Advisors' or any PIMCO Advisors Subsidiary's properties or assets, or any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which PIMCO Advisors or any of the PIMCO Advisors Subsidiaries is a party, or by which PIMCO Advisors or any of the PIMCO Advisors Subsidiaries or any of their properties or assets, may be bound.

          Section 6.3.  Consents and Approvals.
                        ----------------------

          Except for (a) such consents, approvals and notices as are set forth in Sections 7.2 and 7.3 and in Schedule 6.3, and (b) the applicable filings under the HSR Act, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with
(i) the execution and delivery by PIMCO Advisors of this Agreement and (ii) the consummation by PIMCO Advisors of the transactions contemplated hereby.

          Section 6.4.  Regulatory Documents.
                        --------------------

               (a) Since November 15, 1994, PIMCO Advisors and each PIMCO Advisors Subsidiary has timely filed all Regulatory Documents, together with any amendments required to be made with respect thereto, that were required to be filed by them with any Governmental Authority, including the SEC.

               (b) At their respective dates, the Regulatory Documents of PIMCO Advisors and each PIMCO Advisors Subsidiary complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Where legally required to maintain such Regulatory Documents current, none of such Regulatory Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 6.5.  Capitalization.
                        --------------

          At the date of this Agreement, PIMCO Advisors has issued and outstanding 800,000 units of general partner interest ("GP Units") and 40,146,155 Class A Units and 32,964,759 Class B Units. All of PIMCO Advisors' outstanding units of partnership interest have been duly issued pursuant to its partnership agreement, are fully paid and nonassessable (except as provided in Section 17-607 or former Section 17-608 of the Delaware Revised Uniform Limited Partnership Act) and have not been issued in violation of any preemptive right. Except as set forth on Schedule 6.5, (i) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which PIMCO Advisors or any PIMCO Advisors Subsidiary is party or by which any of them is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional units of the partnership interest of any class or series of, or other equity interests in, PIMCO Advisors or any PIMCO Advisors Subsidiary, or any securities convertible or exchangeable into or evidencing the right to purchase any units of partnership interest of any class or series of, or other equity interests in, PIMCO Advisors or any PIMCO Advisors Subsidiary, or obligating PIMCO Advisors or any PIMCO Advisors Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement; (ii) there are no outstanding contractual obligations of PIMCO Advisors or any PIMCO Advisors Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of PIMCO Advisors or any PIMCO Advisors Subsidiary; and (iii) there are no outstanding bonds, debentures, notes or other securities or instruments of PIMCO Advisors or any PIMCO Advisors Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which unitholders or shareholders, as the case may be, of PIMCO Advisors or any PIMCO Advisors Subsidiary may vote.

          Section 6.6.  Financial Statements.
                        --------------------

          PIMCO Advisors has previously delivered to Opfin copies of (a) the audited consolidated statements of financial condition of PIMCO Advisors as of December 31, 1994 and 1995 (collectively, the "PIMCO Advisors Balance Sheets") and the related audited statements of operations, changes in owners' equity and cash flows for the years then ended, in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to PIMCO Advisors and (b) the unaudited interim statements of financial condition and related statements of operations, changes in owners' equity and cash flows of PIMCO Advisors at or for the periods ended March 31, June 30 and September 30, 1996. Each of the balance sheets referred to in the previous sentence (including the related notes, where applicable) present fairly the consolidated financial position of PIMCO Advisors as of the dates thereof, and the other financial statements referred to in the previous sentence present fairly (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated results of operations, cash flows and changes in unitholders' equity of PIMCO Advisors, for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved and are consistent with the books and records of PIMCO Advisors.

          Section 6.7.  Ineligible Persons.
                        ------------------

          Neither PIMCO Advisors nor any "affiliated person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither PIMCO Advisors nor any "associated person" (as defined in the Advisers Act) of PIMCO Advisors, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither PIMCO Advisors nor any "associated person" (as defined in the Exchange Act) thereof, is ineligible pursuant to
Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

          Section 6.8.  Material Contracts.
                        ------------------

          There have been made available to Opfin copies of each of the following agreements to which PIMCO Advisors or any PIMCO Advisors Subsidiary is a party or by which any of them is bound: (a) any lease (whether of real or personal property) providing for annual rentals of $1 million or more; (b) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $1 million or more; (c) any sales, distribution or similar agreement providing for the sale by PIMCO Advisors or any PIMCO Advisors Subsidiary of materials, supplies, goods, services, equipment or other assets providing for annual payments of $1 million or more (except for agreements made in the ordinary course of business and involving investment banking, brokerage, or investment management services); (d) any joint venture or strategic alliance agreement providing for annual payments of $1 million or more or involving an investment by PIMCO Advisors or any PIMCO Advisors Subsidiary of $1.5 million or more; (e) any agreement relating to the disposition or sale of any business (whether by merger, sale of stock, sale of assets or otherwise);
(f) any agreement relating to indebtedness or the deferred purchase price of property involving an aggregate principal amount of $1 million or more; (g) any license, franchise or similar agreement providing for annual payments of $1 million or more; (h) any agency, dealer, sales representative, marketing or other similar agreement, providing for annual payments of $1 million or more and
(i) any other agreement which involves annual payments in excess of $1 million or is not terminable without penalty by PIMCO Advisors or any PIMCO Advisors Subsidiary within six months (each such contract, a "PIMCO Advisors Material Contract") and a complete and correct list of all such PIMCO Advisors Material Contracts is set forth in Schedule 6.8. To PIMCO Advisors' Knowledge, (i) each PIMCO Advisors Material Contract is in full force and effect, and (ii) no event has occurred which would (with or without the passage of time, notice or both) constitute a breach or default of any material obligations of any other party to such PIMCO Advisors Material Contract.

          Section 6.9.  No Broker.
                        ---------

          Other than Lazard, Freres & Co. LLC, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from PIMCO Advisors or any of its Affiliates in connection with this Agreement or the Merger.

          Section 6.10. Legal Proceedings.
                        -----------------

          Except as set forth on Schedule 6.10, there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature that are pending or, to PIMCO Advisors' Knowledge, have been threatened against TAG, PIMCO Advisors, any PIMCO Advisors Subsidiary or their respective properties or assets or that challenge the validity or propriety of the transactions contemplated by this Agreement.

          Section 6.11.  Permits and Applicable Law.
                         --------------------------

               (a) Except as disclosed in Schedule 6.11(a), PIMCO Advisors and each PIMCO Advisors Subsidiary holds all Permits that are material to the lawful ownership and use of its properties and assets and the conduct of its business. All such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto.

               (b) Except as disclosed in Schedule 6.11(b), since November 15, 1994 and except for normal examinations conducted by any Governmental Authority in the regular course of the business of PIMCO Advisors or any PIMCO Advisors Subsidiary, no Governmental Authority has initiated any administrative proceeding or, to the best of such PIMCO Advisors' Knowledge, investigation into the business or operations of PIMCO Advisors or the PIMCO Advisors Subsidiaries. A copy of all material correspondence with Governmental Authorities during the last year with respect to PIMCO Advisors or any PIMCO Advisors Subsidiary has been made available to Opfin.

               (c) The information provided or to be provided in writing by PIMCO Advisors relating to it and its Affiliates expressly for use in the proxy statements to be furnished to shareholders of the Opgroup Public Investment Company Clients in connection with the transactions contemplated by this Agreement will not contain, at the times such proxy statements are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          Section 6.12.  Insurance.
                         ---------

          All of PIMCO Advisors' and PIMCO Advisors Subsidiaries' material insurance policies and bonds are listed in Schedule 6.12. To the Knowledge of PIMCO Advisors, each such insurance policy or bond is in full force and effect, and neither PIMCO Advisors nor any PIMCO Advisors Subsidiary has received written notice or any other indication from any insurer or agent of any proposed cancellation of any such insurance policy or bond.

          Section 6.13.  Labor and Employment Matters.
                         ----------------------------

          Except as set forth in Schedule 6.13, (a) no collective bargaining arrangement or agreement or similar arrangement or agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on PIMCO Advisors or any PIMCO Advisors Subsidiary, (b) there are no unfair labor practice complaints pending against PIMCO Advisors or any PIMCO Advisors Subsidiary before the National Labor Relations Board and (c) there are no strikes, slowdowns, work stoppages, lockouts, or to the knowledge of PIMCO Advisors threats thereof, by or with respect to any employees of PIMCO Advisors or any PIMCO Advisors Subsidiary.

          Section 6.14.  Employment Benefit Plans; ERISA.
                         -------------------------------

               (a) Schedule 6.14(a) contains a true and complete list or description of all "employee benefit plans" as defined in Section 3(3) of ERISA, and any bonus or other incentive compensation, profit sharing, compensation, termination, stock option, stock appreciation right, restricted unit, restricted option, performance unit, retirement, deferred compensation, employment, severance, termination pay, retiree medical or retiree life insurance plan, agreement, fund or other arrangement in effect at the date hereof for the benefit of any current or former employee or director of PIMCO Advisors or any PIMCO Advisors Subsidiary, and any trust or other funding arrangement relating thereto (each a "PIMCO Advisors Benefit Plan"). With respect to each of such PIMCO Advisors Benefit Plan, there has been delivered or made available to Opfin, as applicable, copies of any: (i) plans and related trust documents and amendments thereto; (ii) the most recent summary plan descriptions and the most recent annual report (including Schedule B); (iii) all other material employee communications;
     (iv) the most recent actuarial valuation; and (v) the most recent determination letter received from the IRS.

               (b) Except as set forth on Schedule 6.14(b), with respect to each PIMCO Advisors Benefit Plan, (i) such plan is in compliance in all material respects with all applicable laws, including ERISA and the Code; (ii) no condition exists that is reasonably expected to subject PIMCO Advisors or any PIMCO Advisors Subsidiary to a civil penalty under Section 502(i) of ERISA, liability under Sections 4971 through 4980E of the Code, the loss of a federal tax deduction under Section 404 of the Code, or any penalties or tax liability arising from the loss of qualification under Section 401(a) of the Code that is not reflected on the PIMCO Advisors Balance Sheets;
     (iii) each PIMCO Advisors Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to such qualification, and its related trust has been determined to be exempt from taxation under Section 501(a) of the Code; and, to PIMCO Advisors Knowledge, nothing has occurred since the date of such letter that would adversely affect such qualification or exemption;
     (iv) there are no claims or legal actions or proceedings (other than routine claims for benefits) pending or, to PIMCO Advisors' Knowledge, threatened, with respect to any PIMCO Advisors Benefit Plan or against the assets of any PIMCO Advisors Benefit Plan; (v) neither PIMCO Advisors nor any PIMCO Advisors Subsidiary has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in
     Section 4069 of ERISA; and (vi) no event has occurred under Sections 4041, 4043, 4062, 4063 and 4064 of ERISA during the current or any of the preceding five plan years that could subject PIMCO Advisors, any PIMCO Advisors Subsidiary, any PIMCO Advisors Benefit Plan or any officer or director of any of PIMCO Advisors or any PIMCO Advisors Subsidiary to any liability. Any PIMCO Advisors Benefit Plan which constitutes a "multiemployer plan" as defined in Section 3(37) of ERISA would not subject Opgroup or Opgroup to any material liability. All contributions prescribed by law or required under the PIMCO Advisors Benefit Plans have been made or accrued on the PIMCO Advisors Balance Sheets to the extent required by GAAP.

          Section 6.15.  Intellectual Property.
                         ---------------------

          Schedule 6.15 sets forth a complete and accurate list of all material trademark, service mark and copyright registrations, and patents and pending applications therefor, in which PIMCO Advisors or any PIMCO Advisors Subsidiary has any right, title or interest, the jurisdictions in which such intellectual property has been registered or patented or in which an application for such registration or patent has been filed, and any licenses, sublicenses and other agreements in which PIMCO Advisors or any PIMCO Advisors Subsidiary grants a license to any other Person to use such intellectual property. Except as set forth in Schedule 6.15, to the Knowledge of PIMCO Advisors, no written notice has been received by PIMCO Advisors or any PIMCO Advisors Subsidiary that the use by PIMCO Advisors or any PIMCO Advisors Subsidiary of such intellectual property in which they have any right, title or interest infringes on any rights of any other Person nor, to the Knowledge of PIMCO Advisors, has any other Person infringed on a continuing basis any rights that PIMCO Advisors or any PIMCO Advisors Subsidiary have in such intellectual property.

          Section 6.16.  Taxes.
                         -----

               (a) Except as disclosed on Schedule 6.16, PIMCO Advisors and each PIMCO Advisors Subsidiary has (i) properly prepared and timely filed (or there has been filed on its behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed through the date as of which this representation is made, and all such Tax Returns were true and correct in all material respects, and (ii) duly paid in full or will pay in full prior to the Closing or has made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of, all material Taxes due to be paid on or prior to the Closing Date (taking into account extensions).

               (b) There are no liens or other Encumbrances upon the assets of PIMCO Advisors or any PIMCO Advisors Subsidiary for or arising from Taxes except for statutory liens for Taxes not yet due.

               (c) PIMCO Advisors is not a "foreign person" within the meaning of Section 1445 of the Code.

          Section 6.17.  Investment Companies, Managed Account Clients,
                         ----------------------------------------------
Distributors, Etc.
------------------

               (a) Schedule 6.17(a) sets forth a complete and accurate list of
     (i) each PIMCO Advisors Public Investment Company Client, (ii) each PIMCO Advisors Private Investment Company Client, (iii) each PIMCO Advisors Offshore Investment Company Client and (iv) each PIMCO Advisors Managed Account Client, in each case who is a PIMCO Advisors Material Client. For purposes of this Section, a "PIMCO Advisors Material Client" is any Person in respect of which PIMCO Advisors or any PIMCO Advisors Subsidiary have accrued asset management or similar fees in excess of $375,000 during the nine months ended September 30, 1996. Each PIMCO Advisors Public Investment Company Client sponsored by PIMCO Advisors or its Affiliates is duly registered with the SEC as an investment company under the Investment Company Act. Except as set forth in Schedule 6.17(a), no PIMCO Advisors Investment Company Client or PIMCO Advisors Managed Account Client that is a PIMCO Material Client has, prior to the date of this Agreement, to PIMCO Advisors' Knowledge, indicated in writing any intent to terminate any Advisory Agreement with PIMCO Advisors or any of the PIMCO Advisors Subsidiaries.

               (b) True and correct copies of each Advisory Agreement pursuant to which PIMCO Advisors or any of the PIMCO Advisors Subsidiaries acts as investment adviser to the PIMCO Advisors Investment Company Clients have been made available to Opfin. Each such Advisory Agreement is in full force and effect with respect to the PIMCO Advisors Investment Company Client and PIMCO Advisors and the PIMCO Advisors Subsidiaries which are parties thereto.

               (c)(i) Shares of each PIMCO Advisors Public Investment Company Client sponsored by PIMCO Advisors or its Affiliates have been duly registered under the Securities Act and applicable state securities laws, and the related registration statements were effective under the Securities Act and applicable state securities laws at all times when such effectiveness was required and no stop order suspending the effectiveness of any such registration statement has been issued.

                    (ii) No shares or other equity interests of any PIMCO Advisors Private Investment Company Client sponsored by PIMCO Advisors or its Affiliates which have been offered or sold have been registered or qualified, as the case may be under the Securities Act or any other Securities Laws and no such registration or qualification was or is required.

                    (iii) Shares or other equity interests of each PIMCO Advisors Offshore Investment Company Client sponsored by PIMCO Advisors or its Affiliates have been duly registered, or qualified, as the case may be, to the extent required under applicable Securities Laws.

               (d) Each PIMCO Advisors Investment Company Client sponsored by PIMCO Advisors or its Affiliates is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own all its properties and assets and to carry on its business as it is now being conducted.

               (e) True and correct copies of each agreement pursuant to which PIMCO Advisors or any of the PIMCO Advisors Subsidiaries provides distribution services to any PIMCO Advisors Investment Company Client ("PIMCO Advisors Distribution Contract") have been made available to Opfin.
     Schedule 6.17(e) sets forth a list of each such PIMCO Advisors Distribution Contract. Each PIMCO Advisors Distribution Contract is in full force and effect with respect to PIMCO Advisors and the PIMCO Advisors Subsidiaries which are parties thereto.

          Section 6.18.  Section 15 of the Investment Company Act.
                         ----------------------------------------

          Neither PIMCO Advisors nor any of its Affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Opgroup Public Investment Company Clients or would in any way violate
Section 15(f) of the Investment Company Act as a result of the Merger.

          Section 6.19.  No Material Adverse Effect.
                         --------------------------

          From September 30, 1996 through the date hereof, except as otherwise disclosed in writing to Opfin with specific reference to this Section 6.19, to the Knowledge of PIMCO Advisors, there has occurred no event which could reasonably be expected to have a TAG Material Adverse Effect.

                                 ARTICLE VII.


                                   COVENANTS
                                   ---------

          Section 7.1.  Conduct of Business.
                        -------------------

               (a) During the period from the date hereof and continuing through the Closing Date, except as expressly contemplated or permitted by this Agreement or with the prior written consent of TAG, Opgroup and the Opgroup Subsidiaries shall (1) carry on the Opgroup Business in the ordinary course; (2) use commercially reasonable efforts to preserve their present business organization and relationships with respect to the Opgroup Business; (3) use commercially reasonable efforts to keep available the present services of their employees related to the Opgroup Business (which efforts need not include materially increasing such employee's compensation except with respect to restricted unit rights as may be agreed by the parties); and (4) use commercially reasonable efforts to preserve their rights, franchises, goodwill and relations with clients and others with whom they conduct the Opgroup Business. Without limiting the generality of the foregoing, except as expressly contemplated or permitted by this Agreement and Annex A or with the prior written consent of TAG, Opfin shall not permit Opgroup or any of the Opgroup Subsidiaries to:

                    (i) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of, any Opgroup Material Contract except in the ordinary course of business;

                    (ii) adopt, amend, renew or terminate any Opgroup Benefit Plan or any other employee program, agreement, arrangement or policy between Opgroup, any Opgroup Subsidiary and one or more of their employees, other than in the ordinary course of business;

                    (iii) commit any act or omission which constitutes a breach or default under any contract or license to which it is a party or by which it or any of its properties is bound the effect of which could reasonably be expected to cause an Opgroup Material Adverse Effect;

                    (iv) waive any right or modify or amend any commitment other than in the ordinary course of business, or incur any material obligation;

                    (v) incur, assume, or guarantee any indebtedness or liability for or in respect of borrowed money;

                    (vi) make any material change to the total compensation of any employee of Opgroup or the Opgroup Subsidiaries;

                    (vii) declare or pay any dividends or make any other distribution in cash or property in respect of its capital stock or partnership interests, other than normal and customary dividends or distributions (including special dividends or distributions customarily paid from time to time);

                    (viii) voluntarily divest itself of the management of any mutual fund or other assets currently under management;

                    (ix) acquire or agree to acquire in any manner, including by way of merger, consolidation, purchase of an equity interest or assets, any business or any corporation, partnership, association or other business organization or division thereof;

                    (x) enter into any joint venture or partnership except as set forth on Schedule 7.1;

                    (xi) create or permit the creation or attachment of any security interests, pledges, claims, liens, charges, encumbrances, or other rights or interests of any other Person except in the ordinary course of business;

                    (xii) sell, assign, convey or transfer any assets other than in the ordinary course and for fair value, provided, however, that no consent shall be required for such sales, assignments, conveyances or transfers in the ordinary course for fair value and not in excess of $5.0 million in the aggregate, or for ordinary course investment activity involving assets under management; or

                    (xiii)  enter into any new line of business.

          (b) During the period from the date hereof and continuing through the Closing Date, except as expressly contemplated or permitted by this Agreement or
Schedule 7.1(b) or with the prior written consent of Opfin, TAG shall not:

                    (i) incur, assume, or guarantee any indebtedness or liability for or in respect of borrowed money;

                    (ii) amend, alter or repeal any provision of its certificate of incorporation or bylaws;

                    (iii)   issue or repurchase any equity securities;

                    (iv) effect any recapitalization, liquidation or dissolution;

                    (v) enter into any merger or consolidation involving, or sell all or a substantial portion of its assets;

                    (vi) enter into any business or activity other than the investment management business; or

                    (vii) enter into any transaction with any shareholder of TAG or any Affiliate of any shareholder of TAG, except on arms' length terms.

          Section 7.2.  Section 15 of the Investment Company Act; Opfin
                        -----------------------------------------------
Covenants.
---------

               (a) Opfin will use commercially reasonable efforts to obtain, as promptly as practicable, the approval of the Board of Directors or trustees, as applicable, and shareholders of each Opgroup Public Investment Company Client, pursuant to the provisions of Section 15 of the Investment Company Act, of a new Advisory Agreement with PIMCO Advisors or its Affiliate or of the assignment of its respective Advisory Agreement, as applicable.

               (b) Opfin shall use best efforts to assure, prior to the Closing Date, the satisfaction of or exemption from the conditions set forth in Section 15(f) of the Investment Company Act with respect to each Opgroup Public Investment Company Client, including the receipt of exemptive relief from the SEC with respect to the status of the directors of each Opgroup Public Investment Company Client as "interested persons" of the entities referred to in Section 15(f)(1)(A). Subject to the exercise of independent discretion of the directors of the Identified Funds who are not "interested persons" thereof ("Independent Directors") to the extent contemplated by Section 16(b) of the Investment Company Act, Opgroup and Opfin shall use their commercially reasonable efforts to have nominated and elected to the boards of directors of the Identified Funds for which Salomon Brothers Asset Management, Inc. serves as an investment adviser (the "SBAM Funds") the requisite number of additional Independent Directors to fulfill the condition described in Section 15(f)(1) of the Investment Company Act, with one out of every two such new Independent Directors for each SBAM Fund to be an individual endorsed by TAG and, if an odd number of Independent Directors needs to be nominated and elected, with the final additional Independent Director to be endorsed jointly by TAG and Salomon Brothers Asset Management. Inc.

               (c) Opgroup shall use its commercially reasonable efforts to cause counsel for each of the Identified Funds to submit its memorandum to the directors of the Identified Funds and the Identified Fund's proxy statement relating in each case to the assignment caused by the Merger in advance to counsel for TAG and shall use its commercially reasonable efforts to cause the Identified Fund's counsel to make such changes in such memorandum and proxy statement as may be reasonably requested by TAG's counsel.

               (d) Opgroup will arrange for a meeting to be held within 30 days after the signing of this Agreement among TAG, the directors of each Identified Fund, counsel for the Identified Funds and counsel for the Independent Directors thereof at which TAG shall be allowed to present its credentials. Opgroup will use its commercially reasonable efforts to take such other actions as shall entitle the Identified Fund's directors to conclude that the approval of the assignment of each Identified Fund's investment advisory contract pursuant to the Merger is consistent with the business judgment and fiduciary obligation of the directors and that such assignment is in the best interests of the Identified Fund's shareholders and Opgroup shall use its commercially reasonable efforts to cause each Identified Fund's counsel so to advise said directors.

          Section 7.3.  Non-Investment Company Advisory Agreement Consents.
                        --------------------------------------------------

          As soon as reasonably practicable after the date hereof, Opfin shall cause Opgroup or an Opgroup Subsidiary to inform such entity's investment advisory clients (other than the Opgroup Public Investment Company Clients) of the transactions contemplated by this Agreement. Opfin shall cause the Opgroup Subsidiaries, in compliance with the Advisers Act, to request written consent of each such client to the assignment to PIMCO Advisors or its Affiliate of its Advisory Agreement and use commercially reasonable efforts to obtain such consent, or in the case of agreements which prohibit assignment or state by their terms that they terminate upon assignment, use commercially reasonable efforts to enter into new agreements with PIMCO Advisors or its Affiliate effective upon Closing. PIMCO Advisors and TAG each agrees that, except in the case of such Advisory Agreements which prohibit assignment or state by their terms that they terminate upon assignment or which, by their terms, require written consent of the client, Opgroup and the Opgroup Subsidiaries may obtain consent by requesting written consent and informing such client: (a) of Opgroup's intention to assign such Advisory Agreement to PIMCO Advisors; (b) of PIMCO Advisors' intention to continue the advisory services, pursuant to the existing Advisory Agreement with such client after the Closing if such client does not terminate such agreement prior to the Closing; and (c) that the consent of such client will be implied if such client continues to accept such advisory services for at least 30 days after receipt of such notice without termination.

          Section 7.4. Insurance.
                       ---------

               (a) Opfin will use commercially reasonable efforts, and will cause Opgroup and the Opgroup Subsidiaries to use commercially reasonable efforts, to maintain in effect until the Closing Date all material casualty and public liability policies maintained by Opfin, Opgroup and the Opgroup Subsidiaries on the date hereof relating to the Opgroup Business, or will procure comparable replacement policies (to the extent commercially reasonable) and maintain such replacement policies in effect until the Closing Date.

               (b) TAG will cause to be maintained, for a period of not less than six years from the Closing Date, policies of directors' and officers, general partner and investment advisor insurance covering Opgroup's and the Opgroup Subsidiaries' current directors and officers, as well as other contractual arrangements, i.e., partnership agreements and indemnification agreements, as applicable, to the extent that they provide coverage for events occurring prior to and including the Closing (the "D&O Insurance") for all present and past directors and officers of Opgroup's and the Opgroup Subsidiaries, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement (the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, TAG will use commercially reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous in the aggregate to the insured directors and officers than the D&O Insurance as in effect on the date hereof.

          Section 7.5.  Section 15 of the Investment Company Act; TAG and PIMCO
                        -------------------------------------------------------
Advisors Covenants.
-------------------

          TAG and PIMCO Advisors agree to use their commercially reasonable efforts to enable the following to be true regarding Section 15(f) of the Investment Company Act with respect to the Opgroup Public Investment Company
Clients: (a) for a period of not less than three years after the Closing Date, no more than 25% of the members of the Board of Directors of any Opgroup Public Investment Company Client shall be "interested persons" (for purposes of Section 15(f)(1)(A) of the Investment Company Act, as it may be modified by an exemptive order referred to in Section 7.2(c) of this Agreement) of PIMCO Advisors (or such other entity which acts as adviser or subadviser to the Opgroup Public Investment Company Clients), or of the predecessor investment adviser of the Opgroup Public Investment Company Clients (including "Interested Persons" of Opfin or its Affiliates) (collectively, the "Relevant Entities"), other than with respect to any Opgroup Public Investment Company Client not meeting such requirement as of the Closing; and (b) for a period of not less than two years after the Closing Date, neither PIMCO Advisors nor any Affiliate of PIMCO Advisors (or any entity which will act as adviser to the Opgroup Public Investment Company Clients) has or shall have any express or implied understanding, arrangement or intention to impose an unfair burden on any of the Opgroup Public Investment Company Clients as a result of the transactions contemplated herein. For purposes of paragraph (a) of this Section7.5, "Commercially reasonable efforts" shall mean TAG and PIMCO Advisors (i) causing to be distributed to the directors of each Opgroup Public Investment Client (A) on at least an annual basis, a questionnaire containing questions reasonably designed to elicit information pertaining to the status of such directors as "interested persons" of the Relevant Entities, and (B) on at least an annual basis, a legal memorandum describing to the directors the requirements of
Section 15(f) of the Investment Company Act and the relevance of their status thereunder, (ii) at such time as they learn of a change in the board composition of an Opgroup Public Investment Company Client or the disinterested status of a director thereof that would cause more than 25% of the members of such Board of Directors to be interested persons of Relevant Entities, taking reasonable steps to correct such situation as promptly as practicable, (iii) obtaining the agreement of any transferee of all or a portion of the business of TAG and/or PIMCO Advisors to comply with provisions substantially identical to the provisions of this Section 7.5 for a period of not less than three years after the Closing Date and (iv) taking such additional steps (which shall not require the incurrence of any out-of-pocket expenses by TAG, PIMCO Advisors or their Affiliates) as Opgroup may from time to time reasonably request in writing in connection with compliance with Section 15(f) of the Investment Company Act.

          Section 7.6.  Further Assurances.
                        ------------------

          Each party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby.

          Section 7.7.  Efforts of Parties to Close.
                        ---------------------------

          During the period from the date of this Agreement through the Closing Date, each party hereto shall use all reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by Applicable Law or with the prior written consent of the other parties to this Agreement, no party to this Agreement shall take any action which, or fail to take any action the failure of which to be taken, would, or could reasonably be expected to, (a) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect; (b) result in any conditions to the Closing set forth in
Article VIII not being satisfied; (c) result in a material violation of any provision of this Agreement; or (d) adversely affect or materially delay the receipt of any of the requisite regulatory approvals. The efforts required by this Section 7.7 shall not be deemed to include any obligation for any party hereto to make cash payment or other compensation to a third party to obtain consent to the transactions contemplated by this Agreement.

          Section 7.8.  Announcements.
                        -------------

          Except for such statements and regulatory filings as may be required by Applicable Law or any Governmental Authority, no party (or any agent or Affiliate of a party) shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated herein without the prior written consent of the other party (which consent may not be unreasonably withheld or delayed); provided, however, the foregoing restrictions should not apply if either party is required by law or regulation to make an immediate announcement, the non-announcing party is unavailable for review of the announcement, and such party remains unavailable after a good faith attempt was made for it to be contacted.

          Section 7.9.  Access, Certain Communications.
                        ------------------------------

               (a) Between the date of this Agreement and the Closing Date, subject to any Applicable Laws or other agreements relating to the exchange of information, Opfin shall cause Opgroup and the Opgroup Subsidiaries to afford to TAG and PIMCO Advisors and their authorized agents and representatives complete access, upon reasonable notice and during normal business hours, to all contracts, documents and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of the Opgroup Business; provided, however, that TAG's and PIMCO Advisors' investigation shall be conducted in a manner which does not unreasonably interfere with the normal operations of the Opgroup Business. All such information and access shall be subject to the terms and conditions of that certain Confidentiality Agreement between Opgroup and PIMCO Advisors, dated August 13, 1996.

               (b) Between the date of this Agreement and the Closing Date, subject to any Applicable Laws or other agreements relating to the exchange of information, TAG and PIMCO Advisors shall afford to Opfin, Opgroup, the Opgroup Subsidiaries and their authorized agents and representatives complete access, upon reasonable notice and during normal business hours, to all contracts, documents and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of TAG and PIMCO Advisors and the PIMCO Advisors Subsidiaries; provided, however, that Opfin, Opgroup and the Opgroup Subsidiaries' investigation shall be conducted in a manner which does not unreasonably interfere with the normal operations of the business of TAG, PIMCO Advisors, and the PIMCO Advisors Subsidiaries. All such information and access shall be subject to the terms and conditions of that certain Confidentiality Agreement between Opgroup and PIMCO Advisors, dated January 10, 1997.

          Section 7.10.  Regulatory Matters; Third Party Consents.
                         ----------------------------------------

               (a) The parties to this Agreement shall cooperate with each other and use all reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable such permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement.

               (b) Opfin, Opgroup and the Opgroup Subsidiaries will assist each of the Opgroup Public Investment Company Clients to prepare and file with the SEC as soon as is reasonably practicable after the date hereof a preliminary proxy statement, together with a form of proxy, to be used in connection with the meeting of the shareholders of each such Opgroup Public Investment Company Client and, as promptly as practicable thereafter, subject to compliance with the rules and regulations of the SEC, definitive proxy statements with respect to such meetings shall be mailed to the shareholders of such Opgroup Public

     Investment Company Clients. Each such proxy statement shall comply as to form in all material respects with all Applicable Law.

               (c) As promptly as practicable, Opgroup shall prepare and file with the IRS a request (the "IRS Ruling Request") for a private letter ruling (the "IRS Ruling") substantially to the effect that the Spin-Off will not result in taxable income for federal income tax purposes to Opgroup or any of its subsidiaries, Opfin or any of its subsidiaries, Opco
     LP or the other Opgroup Shareholders.   The IRS Ruling Request will,
     without limitation, set forth an accurate description of the actions
     summarized in Annex N.   TAG and PIMCO Advisors shall participate with
     Opgroup in the preparation of the IRS Ruling Request, and shall, and shall cause their respective Affiliates to, provide Opgroup with any information, cooperation or documentation reasonably requested in connection with the application for the IRS Ruling. PIMCO Advisors shall have the right to approve the form and substance of the IRS Ruling Request and any supplemental written submissions to the IRS with respect thereto (the "IRS Submissions"), which approval shall not unreasonably be withheld; provided, however, that PIMCO Advisors shall not be entitled to disapprove of any IRS Submission due to the inclusion in such IRS Submission of any factual statements or legal positions or arguments that, in the reasonable opinion of counsel to Opgroup, must be included in order to obtain an Acceptable IRS Ruling.

               (d) As promptly as practicable, each of Opfin, Opco LP and TAG shall file any reports or notifications that may be required to be filed under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and shall cooperate with each other in connection with such filings or responses to requests for additional information.

               (e) Each party to this Agreement shall, upon request, furnish each other with all information concerning themselves, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of TAG, PIMCO Advisors, Opfin, Opco LP or Opgroup or any Opgroup Subsidiary to any Governmental Authority in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

               (f) The parties to this Agreement shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed or that the transactions contemplated hereby will become subject to additional conditions imposed by such Governmental Authority.

          Section 7.11.  Notification of Certain Matters.
                         -------------------------------

          Each party to this Agreement shall give prompt notice to the other party of (a) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, and (b) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In connection with the Closing, Opfin and TAG will promptly supplement or amend the various Schedules to this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby.

          Section 7.12.  Expenses.
                         --------

          Expenses of soliciting proxies from shareholders of the Opgroup Public Investment Companies (including reasonable fees and expenses of legal counsel to such Investment Companies and legal counsel to their trustees or directors, if applicable) shall be borne two-thirds by TAG and one-third by Opfin; provided, however, that any such expenses incurred without the consent of TAG shall be borne by Opfin. Until the IRS Ruling is received, the consent of TAG to any such expenses may be withheld in its sole discretion. After the IRS Ruling is received, TAG's consent may not unreasonably be withheld or delayed. Except as provided in the preceding sentence, each party shall be solely responsible for all direct and indirect expenses incurred by it in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

          Section 7.13.  Transition Agreement.
                         --------------------

          Opfin and PIMCO Advisors shall enter into an agreement substantially in the form of Annex I (the "Transition Agreement") regarding the ongoing relationship between the brokerage business operated by Opfin and its Affiliates and the investment management businesses of PIMCO Advisors and its Affiliates.

          Section 7.14.  Spin-Off.
                         --------

          Opgroup, TAG and PIMCO Advisors shall use commercially reasonable efforts to obtain an Acceptable IRS Ruling and complete the Spin-Off.

          Section 7.15.  Opfin Actions.
                         -------------
               (a) Prior to the Closing, Opfin shall take such actions as may be necessary such that, at and immediately after the Effective Time, (1) only the Trustees and Opco LP (through its beneficial interest in the Trust) will be the beneficial owner (within the meaning of Section 3(c)(1) of the Investment Company Act) of 10% or more of the New TAG Preferred and (2) Opco L.P. will not be (i) an "investment company" within the meaning of the Investment Company Act or (ii) excepted from such definition of "investment company" by reason of Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

               (b) Opfin shall take such actions as may be necessary to ensure that, so long as TAG is excepted from the definition of "investment company" within the meaning of the Investment Company Act pursuant to
     Section 3(c)(1) of the Investment Company Act by virtue of having 45 or fewer "beneficial owners" of its outstanding securities immediately prior to the Effective Time, the Merger and the transactions contemplated thereby shall not cause TAG to lose such exception by virtue of having immediately after the Effective Time more than 100 "beneficial owners" of TAG securities within the meaning of
     Section 3(c)(1) of the Investment Company Act.

          Section 7.16.  Closing Date Balance Sheets.
                         ---------------------------

          Promptly following the Closing Date, TAG will cause to be prepared in accordance with GAAP balance sheets for each of Opgroup, Advantage Advisers and TAG setting forth the financial position of each such corporation as of the close of business on the date immediately preceding the Closing Date after giving effect to the Spin-Off and the elimination of all liabilities for which indemnification is available under Section 10.2(c), and without giving effect to the Merger (collectively, the "Closing Date Balance Sheets"), and shall deliver the same to Opfin. Opfin and a firm of independent public accountants designated by Opfin ("Opfin's Accountants") will be entitled to reasonable access during normal business hours to the relevant books, records and working papers of TAG, Opgroup and Advantage Advisers, and TAG's Accountants, if applicable, to aid in their review of the Closing Date Balance Sheets. The Closing Date Balance Sheets shall be deemed to be accepted by Opfin and shall be conclusive for all purposes of this Agreement except to the extent, if any, that Opfin or Opfin's Accountants shall have delivered, within sixty days after the date on which the Closing Date Balance Sheets are delivered to Opfin, a written notice to TAG stating each and every item as to which Opfin takes exception ("Objections"), specifying in detail the nature and extent of any such Objection. If an Objection is disputed by TAG, then Opfin and TAG shall negotiate in good faith to resolve such dispute. If, after a period of thirty days following the date on which Opfin gave notice of the Objection, any Objection still remains disputed, then TAG's accountants and Opfin's Accountants shall together choose an independent firm of public accountants of nationally recognized standing (the "Accounting Firm") to resolve such remaining Objections. The Accounting Firm shall act as an arbitrator and shall only have the power and authority to determine, based solely on presentations by TAG and Opfin, and not by independent review, only those issues still in dispute. The decision of the Accounting Firm shall be final and binding. The fees and expenses of the Accounting Firm, if any, shall be paid equally by TAG and Opfin; provided, however, that, if the Accounting Firm determines that either party's position is totally correct, then the other party shall pay the fees charged by the Accounting Firm in connection with any such determination.

          Section 7.17.  Brokers.
                         -------

          Opfin shall pay, or cause to be paid, any broker's, finder's or similar fee or other commission owed by Opgroup or any Opgroup Subsidiary in connection with this Agreement or the Merger, including but not limited to that owed to Goldman, Sachs & Co.

          Section 7.18.  Advantage Advisers and Opgroup at Closing.
                         -----------------------------------------

          At the Closing Date, Opfin shall cause Opgroup (on a stand-alone basis) to have no liabilities and obligations (whether known or unknown, direct or indirect and including, without limitation, accrued and contingent liabilities) other than (A) the liabilities under the Opgroup Equities Note,
(B) liabilities which are fully funded at the Closing Date and (C) liabilities for which indemnification is available under Section 10.2(c), and shall cause Advantage Advisers (on a stand-alone basis) to have no liabilities and obligations (whether known or unknown, direct or indirect and including, without limitation, accrued and contingent liabilities) other than (X) liabilities and obligations incurred in connection with the Advantage Advisers Business and liabilities and obligations incurred in connection with the Opgroup Business and assumed from Opfin pursuant to the Assumption and Assignment Agreement (other than any such liabilities and obligations arising from, in connection with or constituting any breach of any representation or warranty in Article IV or any covenant of Opfin or Opgroup herein), (Y) liabilities which are fully funded at the Closing Date and (Z) liabilities for which indemnification is available under Section 10.2(c). Opfin shall further cause Advantage Advisers at the Closing Date to have positive net current assets and positive net assets, without attribution of any value to the management contracts for the Advantage Advisers Funds and the general partner interests in Opcap and Opcap LP.

          Section 7.19.  Spin-Off.
                         --------

          Opfin and Opgroup shall cause the distribution to the Opgroup Shareholders of the stock of Opfin owned by Opgroup to be effected on the Closing Date.

          Section 7.20.  Certain Pre-Closing Matters.
                         ---------------------------

          (a) PIMCO Advisors shall use its reasonable best efforts to obtain irrevocable commitments from the holders of TAG's Common Stock, with respect to not less than 1,691 shares of such Common Stock, that if it is necessary (as determined pursuant to Section 7.20(b)), in order to satisfy the conditions set forth in Section 8.1(m) or Section 8.2(d), to alter the form of the transactions contemplated in this Agreement such that TAG will merge with and into Opgroup at the Closing, such holders, should they be requested, will agree not to sell, assign or otherwise transfer such shares for a period of not less than 24 months after the Closing Date; provided that such commitments may provide that such holders may pledge some or all of such shares to the lenders of PIMCO Partners and that any foreclosure by such lenders upon such shares shall not be considered a sale, transfer or other disposition for purposes of such commitments. PIMCO Advisors shall notify Opfin in writing promptly upon obtaining such commitments. Nothing in this Section 7.20(a) shall be deemed to impose upon any such holder of Common Stock any obligation to give such commitment, which may be withheld in each holder's absolute discretion.

          (b) PIMCO Advisors and TAG agree, contingent upon obtaining the commitments described in 7.20(a), and Opfin and Opgroup agree, that if, either party reasonably determines that, in order to satisfy the conditions set forth in Section 8.1(m) or Section 8.2(d) hereof, it is necessary to alter the form of the transactions contemplated by this Agreement such that TAG will merge with and into Opgroup at the Closing, to amend the Transaction Documents as may be necessary to conform the terms of such documents to reflect the merger of TAG with and into Opgroup.

                                 ARTICLE VIII.


                             CONDITIONS TO CLOSING
                             ---------------------

          Section 8.1.  Conditions to TAG's Obligations.
                        -------------------------------

          The obligations of TAG to effect the Closing shall be subject to the following conditions, any of which may be waived in writing by TAG:

               (a) The representations and warranties of Opfin contained in this Agreement shall be true and correct when made and at and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except for changes or inaccuracies therein that do not individually or in the aggregate reflect an Opgroup Material Adverse Effect;

               (b) Opgroup and Opfin shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

               (c) Opfin and Opgroup shall have executed the Tax Indemnity Agreement;

               (d) Opgroup shall have delivered to TAG two certificates, dated the Closing Date, one signed on behalf of Opfin by an executive officer as to matters contained in paragraphs (a) and (b) of this Section 8.1 and the other signed on behalf of Opgroup by an executive officer of Opgroup as to matters contained in paragraph (b) of this Section 8.1;

               (e) Each Opgroup Shareholder shall have executed and delivered to TAG a certificate substantially in the form attached as Annex B;

               (f) TAG and PIMCO Advisors shall have received the opinion of counsel to Opfin and Opgroup, dated the Closing Date, substantially in the form attached hereto as Exhibit 8.1(f);

               (g) Each of the approvals set forth in Section 7.2(a) shall have been obtained, all of the conditions described in Section 7.2(b) shall have been satisfied and consents from clients representing at least 92.5% of the Run Rate Revenues generated by all clients (on an annualized basis as of the date hereof) shall have been obtained;

               (h) The representations and warranties set forth in Section 4.18 shall be true and correct in all respects;

               (i) A license agreement substantially in the form attached hereto as Annex C (the "License Agreement") shall have been executed and delivered by the parties thereto;

               (j) Opco LP shall have executed and delivered the Transition Agreement;

               (k) The Trustees, on behalf of the Opgroup Shareholders, shall have executed and delivered an irrevocable proxy to vote the shares of New TAG Preferred in favor of the matters described on Annex H in the form of Annex L;

               (l) Since October 31, 1996, no event shall have occurred which shall have had or could reasonably be expected to have, individually or in the aggregate with any other event occurring after such date, an Opgroup Material Adverse Effect;

               (m) Opgroup shall have received the Acceptable IRS Ruling;

               (n) Each of Alan H. Rappaport, Mark C. Biderman and Robert I. Kleinberg shall have resigned from the board of directors of each Advantage Adviser Fund of which he is a member, and one replacement on each such board selected by PIMCO Advisors shall have been elected to the board, such replacement selected by PIMCO

     Advisors to have the longest available term if the Identified Fund has a staggered board of directors, with Joseph M. La Motta to serve initially as PIMCO Advisors' nominee for the boards of directors on which he already serves as a director;

               (o) The Board of Directors of each Identified Fund shall have unanimously approved, and a majority of the outstanding voting securities (as defined in the Investment Company Act) of each Identified Fund shall have approved, an investment advisory agreement to come into effect at the Effective Time with the Affiliate of Opcap that is an investment advisor to such fund, each such agreement to be substantially in the form of the current agreement between the Identified Fund and a current Opcap Affiliate and, in the case of the Advantage Advisers Funds, to have an initial term of two years;

               (p) The Board of Directors of each SBAM Fund shall have elected that person designated by TAG to hold such titles as are currently held by any persons affiliated with Oppenheimer & Co., Inc. and also shall have appointed one additional designee of TAG to the office of Vice President of each such fund; and the Board of Directors of each other Identified Fund shall have elected those persons designated by TAG to hold such titles as officers of the Identified Fund as may be determined by TAG;

               (q) The board of directors of The Czech Republic Fund, Inc. shall have unanimously approved an administration agreement with Opcap which is substantially in the form of the current agreement between such fund and Oppenheimer & Co., Inc.;

               (r) Joseph M. La Motta shall have executed an agreement with PIMCO Advisors agreeing to resign from the Board of Directors of each Identified Fund as may be requested by TAG in its sole discretion except that such request must be joined by Oppenheimer & Co., Inc. in the case of OCC Cash Reserves, Inc.;

               (s) TAG and PIMCO Advisors shall have received an opinion of Latham & Watkins, counsel to TAG and PIMCO Advisors , to the effect that the Merger qualifies as a tax-free reorganization pursuant to Section 368(a) of the Code; which opinion may rely on the rulings set forth in the Acceptable IRS Ruling pertaining to the satisfaction of the continuity of business enterprise doctrine and on customary representations from TAG, PIMCO Advisors, Opgroup and Opfin;

               (t) TAG and PIMCO Advisors shall have received an opinion of Ropes & Gray, special Investment Company Act counsel for TAG and PIMCO, in form and substance reasonably satisfactory to PIMCO and TAG, to the effect that the transactions contemplated by this Agreement shall not cause TAG to be required to register as an investment company pursuant to the Investment Company Act, which opinion may rely on an assumption that TAG has less than 45 beneficial owners (within the meaning of Section 3(c)(1) of the Investment Company Act) immediately prior to the Merger and shall also rely on representations by those entities identified in Schedule 4.5(a) (including the notes thereto);

               (u) A trust (the "New TAG Trust") shall have been formed, with Nathan Gantcher and Stephen Robert as trustees, the declaration of trust of the New TAG Trust shall have been approved by PIMCO Advisors (which approval shall not be unreasonably withheld), and the New TAG Trust shall be authorized to receive and hold of record all of the New TAG Preferred to be issued in the Merger;

               (v) A trust (the "Opfin Trust") shall have been formed, with Nathan Gantcher and Stephen Robert as trustees, the declaration of trust of the Opfin Trust shall have been approved by PIMCO Advisors (which approval shall not be unreasonably withheld), and the Opfin Trust shall receive and hold of record all of the outstanding capital stock of Opfin; and

               (w) The trustees, in their capacity as trustees of the New TAG Trust and the Opfin Trust, shall have entered into an agreement with TAG and PIMCO Advisors containing the covenants set forth on Annex O and Annex P hereto, respectively, (the "Trust Covenants").

          Section 8.2.  Conditions to Opfin's and Opgroup's Obligations.
                        -----------------------------------------------

          The obligation of Opfin and Opgroup to effect the Closing shall be subject to the following conditions, which may be waived in writing by Opfin:

               (a) The representations and warranties of TAG and PIMCO Advisors contained in this Agreement shall be true and correct when made and at and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except for changes or inaccuracies therein that do not individually or in the aggregate reflect a TAG Material Adverse Effect;

               (b) PIMCO Advisors and TAG shall each have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

               (c) PIMCO Advisors and TAG shall each have delivered to Opfin a separate certificate, dated the Closing Date, signed on behalf of by its Chief Executive Officer and Chief Financial Officer confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this
     Section 8.2 insofar as such conditions pertain to it;

               (d)  Opgroup shall have received the Acceptable IRS Ruling;

               (e) Opgroup shall have received the opinion of counsel to TAG and PIMCO Advisors, dated the Closing Date, substantially in the form attached hereto as Exhibit 8.2(e);

               (f) No more than 25% of the members of the Board of Directors of any Opgroup Public Investment Company Client (other than those listed on
     Schedule 1.1(b)) shall be "interested persons" (as defined in the Investment Company Act) of PIMCO Advisors (or such other Affiliate of TAG which will act as adviser or subadviser to such Opgroup Public Investment Company Client immediately following the Closing) or of Opgroup or its Affiliates for purposes of Section 15(f)(1)(A) of the Investment Company Act (as it may be modified by any exemptive order referred to in Section 7.2(b) of this Agreement);

               (g) Since September 30, 1996, no event shall have occurred which had or could reasonably be expected to have, individually or in the aggregate with any other event occurring after such date, a TAG Material Adverse Effect;

               (h) TAG shall have filed with the Delaware Secretary of State the amended and restated certificate of incorporation of TAG, in the form of Annex D;

               (i) PIMCO Advisors and TAG shall have entered into a contribution agreement substantially in the form of Annex E (the "TAG Contribution Agreement"), and pursuant thereto, PIMCO Advisors shall, concurrently with the contribution to PIMCO Advisors by Advantage Advisers of the general partner interest in Opcap, have issued the number of Class A Units to Advantage Advisers specified therein (the "New TAG Preferred Underlying Units");

               (j) TAG and PIMCO Advisors shall have executed and delivered a registration rights agreement (the "Registration Rights Agreement") in the form of Annex F;

               (k) PIMCO Advisors shall have executed and delivered a keepwell agreement (the "Keepwell Agreement") in the form of Annex G;

               (l) TAG and PIMCO Advisors shall have executed and delivered the Tax Indemnity Agreement;

               (m) PIMCO Advisors shall have executed the PIMCO Advisors Purchase Agreement; and

               (n) Opgroup shall have received an opinion of Weil, Gotshal & Manges LLP, counsel to Opfin, to the effect that the Merger qualifies as a tax-free reorganization pursuant to Section 368(a) of the Code; which opinion may rely on the rulings set forth in the Acceptable IRS Ruling pertaining to the satisfaction of the continuity of business enterprise doctrine and on customary representations from TAG, PIMCO Advisors, Opgroup and Opfin.

          Section 8.3.  Mutual Conditions.
                        -----------------

          The obligations of each party to this Agreement to effect the Closing shall be subject to the following conditions, any of which may be waived in writing by both Opfin and TAG:

               (a)  the Spin-Off shall have occurred;

               (b) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby;

               (c) all regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

               (d) in respect of the notifications of the parties hereto pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or terminated;

               (e) Opfin shall have obtained all necessary consents of the parties to the Warrant Agreement to the Merger and the transactions contemplated hereby;

               (f) Oppenheimer & Co., Inc. and Oppenheimer Holdings, Inc. shall have obtained the consent of their lenders to the Merger and the transactions contemplated thereby;

               (g) PIMCO Partners shall have obtained all necessary consents of the lenders to PIMCO Partners to the Merger and the transactions contemplated hereby;

               (h) Opco LP shall have (i) given its written consent to the Merger and the transactions contemplated thereby and (ii) obtained the requisite approval of its partners to certain amendments to its partnership agreement;

               (i) the Board of Directors or trustees, as applicable, and shareholders of each Opgroup Public Investment Company Client shall have approved a new Advisory Agreement with PIMCO Advisors or its Affiliate, or the assignment of its Advisory Agreement, as applicable, pursuant to the provisions of Section 7.2(a); and

               (j) The stockholders of TAG shall have given their written consent to the Merger and the transactions contemplated hereby.

                                   ARTICLE IX.


                        ACTIONS SUBSEQUENT TO THE MERGER

          Section 9.1.  Formation of New PIMCO Advisors Investment Management
                        -----------------------------------------------------
Subsidiary.
----------

          In connection with the Closing, TAG will, pursuant to the TAG Contribution Agreement, cause Advantage Advisers to contribute its general partner interest in Opcap to a newly formed partnership or limited liability company wholly-owned by PIMCO Advisors ("Value Advisors").

          Section 9.2.  PIMCO Advisors Restructuring.
                        ----------------------------

          On or about November 30, 1997, PIMCO Advisors and TAG shall take the actions to effect the restructuring described in Annex H, subject to such changes or alterations thereto which do not adversely affect the holders of the New TAG Preferred (the "Restructuring"). Until completion of the Restructuring, TAG and PIMCO Advisors will submit, to Opfin (i) quarterly reports concerning the current status of the timing and form of the Restructuring and (ii) (a) not later than 45 days after the end of each fiscal quarter of TAG and of PIMCO Advisors, the financial statements of TAG and of PIMCO Advisors; and (b) not later than 90 days after the end of each fiscal year of TAG and of PIMCO Advisors, the financial statements of TAG and of PIMCO Advisors (which shall be audited and in accordance with GAAP). TAG and PIMCO Advisors will promptly notify Opfin, in writing, of any events or changes material to the Restructuring; provided, however, that no such notification shall relieve PIMCO Advisors and TAG from their respective obligations to effect the Restructuring.

          Section 9.3.  Additional Fund Related Covenants.
                        ---------------------------------

          Opfin shall cause Alan H. Rappaport and Mark C. Biderman for a period of one year from the Closing Date, at Advantage Advisers' request and at a reasonable fee rate to be designated by Advantage Advisers, to act as consultants to Advantage Advisers with respect to the Advantage Advisers Funds and/or attend Board meetings of the Advantage Advisers Funds.

          Section 9.4.  Continuing Covenants.
                        --------------------

               (a) Subject to Section 9.4(b), for a period of thirty (30) months from the Closing Date:

                    (i)   Limitations on Dividends, Distributions and Affiliate
                          -----------------------------------------------------
          Transactions.  Opfin shall not (A) declare or make any dividend or
          ------------
          other distribution on any shares of any class of its capital stock, except in shares of its capital stock; (B) purchase, redeem, retire or otherwise acquire for value any shares of any class of its capital stock or any warrants, rights or options to acquire any such shares; or (C) enter into, or permit a Subsidiary of Opfin to enter into, any transaction with any Affiliate of Opfin other than a Subsidiary of Opfin which is not on an arms' length basis if, after giving effect to any such action described in clause (A), (B) or (C), the Consolidated Net Worth of Opfin would be less than $220 million.

                    (ii)  Debt Ratio.  Opfin shall maintain a ratio of Opfin
                          ----------
          Indebtedness to Opfin Consolidated Net Worth of not more than 1:1.

                    (iii) Financial Statements.  Opfin shall deliver to TAG:
                          --------------------
          (A) not later than 45 days after the end of each fiscal quarter of Opfin, the consolidated financial statements of Opfin and its Subsidiaries; and (B) not later than 90 days after the end of each fiscal year of Opfin, the consolidated financial statements of Opfin and its Subsidiaries.

               (b) The period during which the covenants set forth in Section 9.4(a) are effective shall be extended under the circumstances described below:

                    (i) TAG shall have the right, for a period of 25 days beginning on the first day of the 30th month following the Closing Date (such period, the "TAG Diligence Period") to perform reasonable diligence with respect to Opfin, the New TAG Trust and the Opfin Trust to the extent reasonably necessary to determine whether any breach of a Trust Covenant or any breach by Opfin, any of its Subsidiaries or any of the shareholders of Opfin of any of the representations or statements made to the IRS in connection with the IRS Ruling Request or contained in the Acceptable IRS Ruling has occurred. Opfin, the New TAG Trust and the Opfin Trust shall, and shall cause their Subsidiaries to, provide TAG with documents as reasonably may be requested by TAG in connection with the examination and diligence described in the preceding sentence, and TAG shall pay any reasonable out-of-pocket expenses incurred by Opfin and its Subsidiaries in connection therewith.

                    (ii) In the event TAG reasonably determines during the TAG Diligence Period that there has been a breach of a Trust Covenant or a breach by

          Opfin, any of its Subsidiaries or any of the shareholders of Opfin of any of the representations or statements made to the IRS in connection with the IRS Ruling Request or contained in the Acceptable IRS Ruling, then TAG shall provide Opfin, before the last day of the TAG Diligence Period, with written notice of such determination (the "Determination Notice") which shall specify, in reasonable detail, its basis for such determination and shall be accompanied by a written opinion of Latham & Watkins (or other nationally recognized law firm reasonably acceptable to TAG) to the effect that there exists a reasonable basis to conclude that the breach described in the Determination Notice would be held by a court of law to have caused
          (i) the Spin-Off to fail to qualify as a tax-free distribution under
          Section 355 of the Code or (ii) the Merger to fail to qualify as a tax-free reorganization under Section 368 of the Code.

                    (iii) In the event that TAG delivers a Determination Notice to Opfin accompanied by an opinion of counsel as described in Section 9.4(b)(ii), then the covenants set forth in Section 9.4(a) shall remain in effect until any Tax Liability arising from the breach described in the Determination Notice is finally determined and Opfin satisfies its indemnity obligation, if any, to any member of the TAG Post-Merger Group with respect to such Tax Liability.

               (c) In the event that (i) Opfin proposes to seek a supplemental IRS Ruling or (ii) Opfin or the trustees of the New TAG Trust or the Opfin Trust proposes to undertake a transaction that would violate the Trust Covenants absent the receipt of a supplemental IRS Ruling, Opfin shall have the right, upon ten (10) Business Days' prior written notice, for a period of twenty-five (25) days to perform reasonable diligence during regular business hours with respect to TAG, Advantage Advisers and PIMCO Advisors, and their Affiliates, to the extent reasonably necessary to determine whether any breach of the representations or statements by or with respect to TAG, Advantage Advisers and PIMCO Advisors, and their Affiliates, made to the IRS in connection with the IRS Ruling Request or contained in the Acceptable IRS Ruling has occurred. TAG and PIMCO Advisors shall, and shall cause their Affiliates to, provide Opfin with documents as reasonably may be requested by Opfin in connection with the diligence described in the previous sentence, and Opfin shall pay any reasonable out-of-pocket expenses incurred by TAG, PIMCO Advisors and their Affiliates in connection therewith.

          Section 9.5.  Supplemental IRS Rulings.
                        ------------------------

          Each of Opfin, TAG, PIMCO Advisors and Advantage Advisers shall, and shall cause their respective Affiliates to, provide the other with any information, cooperation, or documentation reasonably required in connection with the application by any such party or its Affiliate for a private letter ruling from the IRS to the effect that a proposed action by such party or its Affiliates would not cause all or any part of the Spin-Off to fail to qualify as a tax-free distribution within the meaning of Section 355 of the Code or the Merger to fail to qualify as a tax-free reorganization within the meaning of
Section 368 of the Code.

                                  ARTICLE X.


                                INDEMNIFICATION
                                ---------------

          Section 10.1.  Indemnification by PIMCO Advisors and TAG.
                         -----------------------------------------

          Subject to the limitations and conditions set forth in this Article X, PIMCO Advisors and TAG shall, jointly and severally, indemnify and hold harmless, to the fullest extent permitted by law, the Opgroup Shareholders and each of their respective officers, directors, employees, agents and Affiliates (collectively, the "Opgroup Indemnitees") from and against any and all Losses which they or any of them may suffer or incur, to the extent arising from:

               (a) any breach or default in performance by TAG or PIMCO Advisors of any covenant or agreement of TAG or PIMCO Advisors contained in this Agreement; or

               (b) any breach of any representation or warranty made by TAG or PIMCO Advisors in this Agreement or in any certificate or instrument delivered by or on behalf of TAG or PIMCO Advisors pursuant hereto.

          Indemnification under this Section 10.1 shall be available regardless of any investigation made at any time before or after the Closing Date by or on behalf of Opfin or any of its Affiliates or of any information any such party may have in respect thereof; provided, however, that no such indemnification under paragraph (b) above shall be available for a breach of a particular representation or warranty if written notice has been given to Opfin prior to the Closing Date, specifying in reasonable detail the information or circumstances making such representation or warranty untrue, and such state of affairs, taking into account all matters which have occurred, would give Opfin or Opgroup the right not to effect the Closing, and Opfin or Opgroup elects to waive the same and effect the Closing.

          Section 10.2.  Indemnification by Opfin.
                         ------------------------

          Subject to the limitations and conditions set forth in this Article X, Opfin shall indemnify and hold harmless, to the fullest extent permitted by law, TAG and PIMCO Advisors and each of their officers, directors, limited liability company members and managers, employees, agents and Affiliates (collectively, the "PIMCO Indemnitees") from and against any and all Losses which they or any of them may suffer or incur, to the extent arising from:

               (a) any breach or default in performance of any covenant or agreement of or regarding Opfin, Opgroup or any Opgroup Subsidiary contained in this Agreement; or

               (b) any breach of any representation or warranty made by Opfin in this Agreement or by any Opfin, Opgroup or any Opgroup Shareholder in any certificate or instrument delivered to TAG or PIMCO Advisors in connection with this Agreement or the Merger; or

               (c) (i) any liabilities and obligations (whether known or unknown, direct or indirect and including, without limitation, accrued and contingent liabilities) of Opgroup (on a stand-alone basis) other than (A) the liabilities under the Opgroup Equities Note and (B) other liabilities which are fully funded at the Closing Date and (ii) any liabilities and obligations (whether known or unknown, direct or indirect and including, without limitation, accrued and contingent liabilities) of Advantage Advisers (on a stand-alone basis) other than (X) liabilities and obligations incurred in connection with the Advantage Advisers Business, liabilities and obligations incurred in connection with acting as sole general partner of Opcap LP and managing general partner of Opcap after the Closing and liabilities and obligations incurred in connection with the Opgroup Business assumed from Opfin pursuant to the Assumption and Assignment Agreement (other than any such liabilities and obligations arising from, in connection with or constituting any breach of any representation or warranty in Article IV or any covenant of Opfin or Opgroup herein) and (Y) other liabilities which are fully funded at the Closing Date, in each case other than liabilities for Taxes, which are the subject of the Tax Indemnity Agreement.

          Indemnification under this Section 10.2 shall be available regardless of any investigation made at any time before or after the Closing Date by or on behalf of either TAG or PIMCO Advisors or of any of their Affiliates or of any information any such party may have in respect thereof; provided, however, that no such indemnification under paragraph (b) above shall be available for a breach of a particular representation or warranty if notice has been given to PIMCO Advisors prior to the Closing Date, specifying in reasonable detail the information or circumstances making such representation or warranty untrue, and such state of affairs, taking into account all matters which have occurred, would give PIMCO Advisors and TAG the right not to effect the Closing, and PIMCO Advisors elects to waive the same and effect the Closing.

          Section 10.3.  Monetary Limitation.
                         -------------------

               (a) Neither Opfin, on the one hand, nor TAG or PIMCO Advisors, on the other hand, shall have any obligation to indemnify any Opgroup Indemnitee or PIMCO Indemnitee, respectively, pursuant to Section 10.1(b) or 10.2(b), respectively, unless and until the aggregate of all Losses suffered or incurred by all PIMCO Indemnitees or Opgroup Indemnitees, as applicable, which would otherwise be subject to indemnification hereunder
     exceeds $2,000,000, and then only for the excess over $2,000,000.   The
     aggregate amount of Losses that may be recovered by the Opgroup Indemnitees under Section 10.1(b), or by the PIMCO Indemnitees under Section 10.2(b), shall not exceed 50% of the issue price of the shares of New TAG Preferred issued in the Merger. The limitations under this Section 10.3(a) shall not apply with respect to any obligation to indemnify a PIMCO Indemnitee under Sections 10.2(a) or 10.2(c) or which could be construed to arise under both Sections 10.2(a) and 10.2(b) or both Sections 10.2(c) and 10.2(b) or an Opgroup Indemnitee under Section 10.1(a) which could be construed to arise under both Sections 10.1(a) and 10.1(b).

               (b) Whenever any breach, default, or other event which triggers a party's indemnification obligations under Section 10.1(b) or 10.2(b) contains a materiality standard, the dollar amount of the Loss which causes such breach, default, or other event to meet or exceed such materiality standard shall be counted from dollar one in determining whether or not the $2,000,000 threshold set forth in Section 10.3(a) has been met. For example, if the materiality standard for a breach were $400,000 and the Losses from a breach were $500,000, the total Losses of $500,000 would be counted against the $2,000,000 threshold.

          Section 10.4.  Nature and Survival; Time Limits.
                         --------------------------------

               (a) All representations and warranties made herein or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and continue in effect until the end of the 12th month following the month in which the Closing

     Date occurs unless specifically provided otherwise herein (unless the conditions set forth in 10.1 and 10.2 regarding notice and waiver are satisfied); provided however, the representations and warranties set forth in Sections 4.15, 5.13 and 6.16 shall survive until the end of the applicable statute of limitations; and provided, further, that any such time limit shall not apply to bar any claim based on a party's fraud or intentional misrepresentation.

               (b) The covenants and agreements of the parties set forth in this Agreement shall survive indefinitely until performed; provided, however, that, subject to Section 10.4(a), any claim against any party hereto for indemnification pursuant to this Article X as a result of any breach of representation or warranty made by such party must be brought within the period of time during which such representation or warranty survives the Closing pursuant to Section 10.4(a); and, provided further, that any claim for indemnification brought pursuant to Section 10.2(c) must be made within 36 months following the month in which the Closing Date occurs.

          Section 10.5.  Limitation on Remedies.
                         ----------------------

               (a) The remedies provided in this Article X, subject to the limitations set forth in this Agreement, shall be the exclusive remedies available to a party to this Agreement for any breach or violation of this Agreement by another party hereto; provided, however, that the foregoing shall not limit or deny any claim based upon a party's fraud or intentional misrepresentation; and provided further, that the parties recognize that any remedy at law for a breach of the covenants set forth in Section 9.4(a) is inadequate and that TAG and PIMCO Advisors shall be entitled, in addition to such other remedies as they may have under this Article X at law or equity, to a temporary restraining order and preliminary and permanent injunctive relief to enjoin any breach or threatened breach of the covenants set forth in Section 9.4(a) without proof of any actual damages that have been or may have been caused to them by such breach.

               (b) No Indemnified Party shall seek or be entitled to, or accept payment of any award or judgment for, punitive damages from an Indemnifying Party.

          Section 10.6.  General Provisions.
                         ------------------

          In the case of any claim for indemnification brought pursuant to this
Article X (other than with respect to Taxes, the procedures for which are the subject of the Tax Indemnity Agreement):

               (a) The party entitled to indemnification (the "Indemnified Party") shall promptly notify the party obligated to provide indemnification (the "Indemnifying Party") of any claim for which indemnification is sought pursuant to this Article X ("Indemnified Claim"), in writing and in reasonable detail and accompanied by reasonable supporting documentation, and within any applicable time limits specified in this Agreement; provided, however, that the failure of an Indemnified Party to give such notice shall not affect such Indemnified Party's rights to indemnification under this Article X, except and only to the extent that the Indemnifying Party actually incurred an incremental out of pocket expense (in which case recovery shall be reduced by such expense) or was materially prejudiced by such failure.

               (b) The Indemnified Party shall use all reasonable efforts to mitigate any Losses.

               (c) The Indemnifying Party will be entitled to participate in the prosecution or defense of an Indemnified Claim and, at its option, jointly with any other Indemnifying Party which so elects, elect to assume control of such Indemnified Claim, including without limitation the filing and prosecution, or defense, of any action in connection with such Indemnified Claim. Subsequent to such assumption of control, (i) the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with such Indemnified Claim; and (ii) the Indemnifying Party shall control such Indemnified Claim; provided, however, that the Indemnified Party shall have the right to participate in the prosecution or defense of such Indemnified Claim and to be represented, solely at its expense, by counsel selected by it.

               (d) The Indemnified Party will, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party in the investigation, preparation, prosecution or defense of an Indemnified Claim and shall furnish any documents and endeavor to make available any employees under its control.

               (e) The Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, any Indemnified Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed; provided, however, that if the defense of any proceeding in respect of an Indemnified Claim has been assumed by an Indemnifying Party, the Indemnified Party shall consent to any settlement, compromise or discharge of such Indemnified Claim which the Indemnifying Party may recommend, so long as such settlement, compromise or discharge by its terms obligates the Indemnifying Party to pay all of the Losses of such Indemnified Party arising from such Indemnified Claim, releases such Indemnified Party from any and all liabilities and obligations it may have in connection with such Indemnified Claim, and does not otherwise adversely affect such Indemnified Party.

               (f) Opfin shall have the option of paying for an Indemnified Claim in cash, shares of New TAG Preferred (valued at its liquidation preference at the time), or shares of the common stock received upon conversion of the New TAG Preferred (valued at the conversion price at the time) or a combination thereof.

               (g) For purposes of this Agreement, "Losses" shall mean any and all losses, damages and liabilities, joint or several, and expenses (including, without limitation, attorney fees and other costs of litigation, arbitration and settlement) suffered or incurred by an Indemnified Party in respect of an Indemnified Claim, (i) reduced by the Present Value Benefit realized or realizable by the Indemnified Party in connection with or as a result of the incurrence of such losses, claims, damages, liabilities and expenses and (ii) reduced by any applicable insurance proceeds actually received by the Indemnified Party. If any such reduction is determined after payment by the Indemnifying Party of any amount otherwise required to be paid pursuant to this Article X, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article X had such determination been made at the time of such payment. Losses shall include (i) punitive damages awarded to a third party and (ii) consequential damages (but only if the Closing has occurred). For purposes of indemnification under Section 10.1, as between PIMCO Advisors and TAG, PIMCO Advisors shall be deemed to suffer the Losses with respect to any of the Interests which are contributed to it by TAG.

                                   ARTICLE XI.

                              TERMINATION/SURVIVAL
                              --------------------

          Section 11.1.  Termination.
                         -----------

               (a) This Agreement may be terminated on or prior to the Closing Date as follows:

                    (i)    by written consent of Opfin and TAG;

                    (ii) by Opfin if the consents described in Section 8.3(g) have not been obtained within 90 days after the date hereof or the consents described in Section 8.3(j) or the commitments described in
          Section 7.20(a) have not been obtained within 30 days after the date hereof and by TAG or PIMCO Advisors if the consents described in Sections 8.3(e) and 8.3(f) have not been obtained within 90 days after the date hereof or if the consents described in Section 8.3(h) have not been obtained within 30 days after the date hereof;

                    (iii) by Opfin if there shall have been a material breach by PIMCO Advisors or TAG, or by PIMCO Advisors or TAG if there shall have been a material breach by Opfin of any of its representations and warranties set forth in this Agreement, which breach shall not have been cured within 20 Business Days following receipt by the breaching party of written notice of such breach from Opfin or PIMCO Advisors, as the case may be, which breach would entitle the party receiving such representation or warranty not to effect the Closing under
          Section 8.1(a) (in the case of a breach of representation or warranty by Opfin) or Section 8.2(a) (in the case of a breach of representation or warranty by TAG or PIMCO Advisors);

                    (iv) by Opfin if there shall have been a material breach by TAG or PIMCO Advisors, or by TAG if there shall have been a material breach by Opfin or Opgroup, of any of their covenants or agreements set forth in this Agreement, which breach shall not have been cured within 20 Business Days following receipt by the breaching party of written notice of such breach from Opfin or TAG, as the case may be;

                    (v) by TAG or PIMCO Advisors if an event shall have occurred which shall have had or could reasonably be expected to have, individually or in the aggregate with any other event occurring after such date, an Opgroup Material Adverse Effect;

                    (vi) by Opfin if an event shall have occurred which shall have had or could reasonably be expected to have, individually or in the aggregate with any other event occurring after such date, a TAG Material Adverse Effect;

                    (vii) by either if the IRS Ruling is unfavorable or if Opgroup is advised by the IRS that an Acceptable IRS Ruling will not be granted; and

                    (viii) by any party to this Agreement if the Closing has not occurred on or before the date which is the earlier of (i) that date which is ten days after the receipt of the Acceptable IRS Ruling and the fulfillment (and/or waiver) of all other conditions to Closing or (ii) October 31, 1997.

               Notwithstanding Section 11.1(a)(ii)-(vi) and (viii), a party who is, or whose Affiliate is, in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 11.1(a)(ii)-(vi) and (viii).

               (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.

          Section 11.2.  Survival After Termination.
                         --------------------------

          If this Agreement is terminated in accordance with Section 11.1 and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, except for the provisions of
Section 7.12 and Article X and the provisions of the Confidentiality Agreements referred to in Section 7.9. None of the parties hereto shall have any liability in the event of a termination of this Agreement, except to the extent that such termination results from the violation by such party of any of its obligations under this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

                                 ARTICLE XII.


                                 MISCELLANEOUS
                                 -------------

          Section 12.1  Limitation on Liability.
                        -----------------------

               (a) Anything contained herein to the contrary notwithstanding, no recourse under or upon any obligation, covenant or agreement of Opfin or its Affiliates in this Agreement or any Transaction Document shall be had against any general partner, officer, director, shareholder or controlling person, whether past, present or future, of Opfin or its Affiliates or of any successor corporation or partnership, either directly or through any successor corporation or partnership, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived as a condition of, and as a consideration for, the execution and performance of this Agreement. It is understood that this limitation on recourse is made expressly for the benefit of any general partner of Opco LP and any officer or director of Opfin and their respective Affiliates and may be enforced by any of them.

               (b) Anything contained herein to the contrary notwithstanding, no recourse under or upon any obligation, covenant or agreement of TAG or PIMCO Advisors or their respective Affiliates in this Agreement or any Transaction Document (except with respect to the obligations of TAG to PIMCO Advisors in the Keepwell Agreement and the PIMCO Advisors Purchase Agreement) shall be had against any general partner, officer, director, board member, shareholder, controlling person, whether past, present or future, of TAG or PIMCO Advisors or their respective Affiliates or of any successor corporation or partnership, either directly or through any successor corporation or partnership, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived as a condition of, and as a consideration for, the execution and performance of this Agreement. It is understood that this limitation on recourse is made expressly for the benefit of any general partner of PIMCO Advisors and any officer or director of TAG and their respective Affiliates and may be enforced by any of them.

          Section 12.2.  No Right of Set Off.
                         -------------------

               (a) Each of TAG and PIMCO Advisors agrees for itself, and its successors and assigns, that it shall have no right to set off any amounts that may be owed to it by Opfin, Opgroup, or any Trustee under this Agreement or any Transaction Document against any amounts payable by it to Opfin, Opgroup, or any Trustee (including but not limited to payments with respect to the New TAG Preferred).

               (b) Opfin agrees for itself, and its subsidiaries, successors and assigns, that it shall have no right to set off any amounts that may be owed to it by TAG or PIMCO Advisors under this Agreement or any Transaction Document against any amounts payable by it to TAG or PIMCO Advisors.

          Section 12.3.  Amendments; Waiver.
                         ------------------

          This Agreement may not be amended, modified or waived except by written instrument executed by the parties hereto.

          Section 12.4.  Entire Agreement.
                         ----------------

          This Agreement (including Annexes, Schedules, Exhibits, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant hereto) constitutes the entire agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

          Section 12.5.  Interpretation.
                         --------------

          When a reference is made in this Agreement to Sections, Annexes, Schedules or Exhibits, such reference shall be to a Section of or Annex, Schedule or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

          Section 12.6.  Severability.
                         ------------

          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          Section 12.7.  Notices.
                         -------

          All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered in person, (b) when transmitted by telecopy (with written confirmation), (c) on the third Business Day following the mailing thereof by certified or registered mail (return receipt requested) or (d) when delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Opfin:

          Oppenheimer Financial Corp.
          Oppenheimer Tower
          World Financial Center
          200 Liberty Street
          New York, New York  10281
          Attention: Roger W. Einiger
          Telephone:  (212) 667-5050
          Telecopy:   (212) 667-5088

          With a copy to:

          Oppenheimer & Co., L.P.
          Oppenheimer Tower
          World Financial Center
          200 Liberty Street
          New York, New York  10281
          Attention: Robert I. Kleinberg, Esq.
          Telephone:  (212) 667-7300
          Telecopy:   (212) 945-2369

          and to:
          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York 10153
          Attention:  Robert Todd Lang, Esq.
          Telephone:  (212) 310-8000
          Telecopy:   (212) 310-8007

          If to TAG:

          Thomson Advisory Group Inc.
          c/o PIMCO Advisors L.P.
          800 Newport Center Drive, Suite 100
          Newport Beach, California 92660
          Attention: General Counsel
          Telephone:  (714) 717-7022
          Telecopy:   (714) 717-7076

          If to PIMCO Advisors:

          PIMCO Advisors L.P.
          800 Newport Center Drive, Suite 100
          Newport Beach, California 92660
          Attention: General Counsel
          Telephone:  (714) 717-7022
          Telecopy:   (714) 717-7076

          With a copy to:

          Latham & Watkins
          650 Town Center Drive
          Costa Mesa, California 92626
          Attention: David C. Flattum
          Telephone:  (714) 540-1235
          Telecopy:   (714) 755-8290

          Section 12.8.  Binding Effect; No Third Party Beneficiaries; No
                         ------------------------------------------------
Assignment
----------

          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

          Section 12.9.  Counterparts.
                         ------------

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

          Section 12.10. Governing Law.
                         -------------

     THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

          Section 12.11. WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES.


          AFTER THE CLOSING DATE, THE PARTIES TO THIS AGREEMENT AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL AS TO ALL DISPUTES, AND ANY RIGHT TO SEEK PUNITIVE DAMAGES.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first above written.


                                                 OPPENHEIMER FINANCIAL CORP.



                                                 By:
                                                      -------------------------
                                                 Name:
                                                        -----------------------
                                                 Title:
                                                         ----------------------



                                                 OPPENHEIMER GROUP, INC.



                                                 By:
                                                      --------------------------
                                                 Name:
                                                        ------------------------
                                                 Title:
                                                         -----------------------



                                                 THOMSON ADVISORY GROUP INC.



                                                 By:
                                                      --------------------------
                                                 Name:
                                                        ------------------------
                                                 Title:
                                                         -----------------------



                                                 PIMCO ADVISORS L.P



                                                 By:
                                                      --------------------------
                                                 Name:   William D. Cvengros
                                                 Title:  Chief Executive Officer